                                                                   EXHIBIT 10(a)



     ______________________________________________________________________
     ______________________________________________________________________


                            90 HUDSON STREET L.L.C.

                                         Landlord,


                                 and




                     NATIONAL DISCOUNT BROKERS GROUP, INC.

                                         Tenant


                             _____________________


                                     LEASE

                             _____________________


                                   Premises:

                                Office Premises
                                      in
                               90 Hudson Street
                            Jersey City, New Jersey


     ______________________________________________________________________
     ______________________________________________________________________
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                               TABLE OF CONTENTS

ARTICLES                                                                 PAGE
--------                                                                 ----

ARTICLE 1 - DEFINITIONS.....................................................1

ARTICLE 2 - DEMISE AND TERM.................................................8

ARTICLE 3 - RENT............................................................8

ARTICLE 4 - USE OF DEMISED PREMISES.........................................9

ARTICLE 5 - PREPARATION OF DEMISED PREMISES................................10

ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS.............................12

ARTICLE 7 - COMMON AREAS...................................................14

ARTICLE 8 - SECURITY.......................................................15

ARTICLE 9 - SUBORDINATION..................................................17

ARTICLE 10 - QUIET ENJOYMENT...............................................18

ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING.........................18

ARTICLE 12 - COMPLIANCE WITH LAWS..........................................23

ARTICLE 13 - INSURANCE AND INDEMNITY.......................................24

ARTICLE 14 - RULES AND REGULATIONS.........................................27

ARTICLE 15 - ALTERATIONS...................................................27

ARTICLE 16 - LANDLORD'S AND TENANT'S PROPERTY..............................29

ARTICLE 17 - REPAIRS AND MAINTENANCE.......................................29

ARTICLE 18 - ELECTRIC ENERGY...............................................31

ARTICLE 19 - HEAT, VENTILATION AND AIR-CONDITIONING........................31

ARTICLE 20 - OTHER SERVICES; SERVICE INTERRUPTION..........................32

ARTICLE 21 - ACCESS, CHANGES AND NAME......................................33

ARTICLE 22 - MECHANICS' LIENS AND OTHER LIENS..............................34

ARTICLE 23 - NON-LIABILITY.................................................34
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ARTICLE 24 - DAMAGE OR DESTRUCTION.........................................35

ARTICLE 25 - EMINENT DOMAIN................................................38

ARTICLE 26 - SURRENDER.....................................................39

ARTICLE 27 - CONDITIONS OF LIMITATION......................................40

ARTICLE 28 - RE-ENTRY BY LANDLORD..........................................41

ARTICLE 29 - DAMAGES.......................................................42

ARTICLE 30 - AFFIRMATIVE WAIVERS...........................................44

ARTICLE 31 - NO WAIVERS....................................................45

ARTICLE 32 - CURING TENANT'S DEFAULTS......................................45

ARTICLE 33 - BROKER........................................................46

ARTICLE 34 - NOTICES.......................................................47

ARTICLE 35 - ESTOPPEL CERTIFICATES.........................................47

ARTICLE 36 - ARBITRATION...................................................48

ARTICLE 37 - MEMORANDUM OF LEASE...........................................48

ARTICLE 38 - INTENTIONALLY OMITTED.........................................48

ARTICLE 39 - MISCELLANEOUS.................................................49

RIDER
EXHIBITS
 Exhibit A   - Demised Premises
 Exhibit A-1 - Development (See Attached Exhibit)
 Exhibit B   - Description of Land
 Exhibit C   - Workletter
 Exhibit D   - Rules and Regulations
 Exhibit E   - Cleaning Specifications
 Exhibit F   - Letter of Credit
 Exhibit G   - Generator Space
 Exhibit H   - Mortgagee Non-Disturbance
 Exhibit I   - Superior Lessor Non-Disturbance
 Exhibit J   - Work Schedule/Tenant Possession Date
 Exhibit K   - Roof Space
 Exhibit L   - Schedule of Holidays
 Exhibit M   - Form of Landlord's Statement
 Exhibit N   - Title Insurance Policy
 Exhibit O   - Tenant's Data Center Location

     LEASE, dated  May    , 1999, between  90 Hudson Street L.L.C., a New Jersey
Limited Liability Company, having an office at 400 Plaza Drive, Secaucus, New Jersey 07094-3688 ("Landlord"), and National Discount Brokers Group, Inc., a Delaware Corporation having an office at 10 Exchange Place Center, 15th Floor, Jersey City, New Jersey 07302 ("Tenant").


                            ARTICLE 1 - DEFINITIONS


     1.01. As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

     A.  Advance Rent:  An amount equal to one (1) month's Fixed Rent.

     B. Additional Charges: All amounts that become payable by Tenant to Landlord hereunder other than the Fixed Rent.

     C. Affiliate: As to Tenant : Any entity which owns or controls or is owned or controlled by or under common ownership or control with Tenant. The words "ownership" or "control" as used in the foregoing sentence shall mean more than a fifty percent (50%) ownership interest in such entity and if such entity is a partnership or limited liability company Tenant must also have more than a fifty percent (50%) ownership interest in its general partner, if a partnership, or its managing member, if a limited liability company; and as to Landlord: any entity which owns or controls or is owned or controlled by or under common ownership or control with Landlord. The words "ownership" or "control" as used with respect to Landlord shall mean more than a fifty percent (50%) direct or indirect ownership interest in such entity or in its general partner or managing member.

     D.  Architect:  Kenneth Carl Bonte, or as Landlord may designate.

     E.  Base Year:  2000

     F.  Broker:  Cushman & Wakefield, Inc.

     G. Building: The building or buildings now or hereafter located on the Land and known or to be known as 90 Hudson Street, Jersey City, New Jersey.

  H. Building Fraction: A fraction the numerator of which is the Floor Space of the Building (approximately 420,232 square feet) and the denominator of which is the aggregate Floor Space of the buildings in the Development. If the aggregate Floor Space of the buildings in the Development shall be changed due to any construction or alteration, the denominator of the Building Fraction shall be increased or decreased to reflect such change.

     I. Business Days: All days except Saturdays, Sundays, days observed by the federal or state government as legal holidays and such other holidays as shall be designated as holidays by the applicable building service union employees' service contract or by the applicable operating engineers' contract and such other holidays as are set forth on the Schedule of the days designated as holidays as of the date of this Lease is annexed hereto as Exhibit L.

     J. Business Hours: Generally customary daytime business hours, but not before 8:00 A.M. or after 6:00 P.M.

     K.  Calendar Year:  Any twelve-month period commencing on a January 1.

     L.  Commencement Date:  The date hereof.

     M. Common Areas: All areas, spaces and improvements in the Building and on the Land which are available from time to time, subject to the provisions of
Section 5.04 and Article 7 of this Lease, for the common use and benefit of the tenants and occupants of the Building and which are not exclusively available for use by a single tenant or occupant, including, without limitation, parking areas, roads, walkways, sidewalks, landscaped and planted areas, community rooms, if any, the managing agent's office, if any, and public rest rooms, if any.

     N. CPI: The Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor (All Urban Consumers), for NY-Northern, NJ and Long Island, all items (1982-1984=100), or a successor index reasonably selected by Landlord and appropriately adjusted.

     O. Declaration: The Colgate Center Declaration of Covenants and Restrictions and By-Laws of the Colgate Center Property Owners Association, Inc. governing the allocation of costs and expenses for the Development Common Areas in Colgate Center.

     P. Demised Premises: The space that is or will be located on a portion of the grade level and on the fifth floor and part of the sixth floor of the Building, and that is indicated on the floor plan(s) attached hereto as Exhibit A, together with the Generator Space (as defined in the Rider to this Lease). Landlord and Tenant have agreed that the Demised Premises as outlined on Exhibit A shall be deemed to contain 96,085 square feet of Floor Space, plus the number of square feet of Generator Space. Any dispute as to square footage may be submitted to arbitration in accordance with Article 36 of this Lease.

     Q. Development: All lands and improvements now existing or hereafter constructed located in the area outlined on Exhibit A-1.

     R. Development Common Areas: All areas in the Development other than the Common Areas that are available for non-exclusive use by all tenants including, but not limited to: walkways, landscaped areas, open spaces, roads, ramps, buildings and riverbank bulkheads.

     S. Expiration Date: The date that is the day before the Fifteenth (15th) anniversary of the Rent Commencement Date if the Rent Commencement Date is the first day of a month, or the Fifteenth (15th) anniversary of the last day of the month in which the Rent Commencement Date occurs if the Rent Commencement Date is not the first day of a month. However, if the Term is extended by Tenant's effective exercise of Tenant's right, if any, to extend the Term, the "Expiration Date" shall be changed to the last day of the last extended period as to which Tenant shall have effectively exercised its right to extend the Term. For the purposes of this definition, the earlier termination of this Lease shall not affect the "Expiration Date."

     T. Fixed Rent: An amount at the following annual rates per square foot multiplied by the Floor Space of the Demised Premises: from the Rent Commencement Date through the date which is the day before the fifth anniversary of the Rent Commencement Date (i.e. yrs. 1-5) - Thirty-One Dollars ($31.00) per square foot, per annum; from the fifth anniversary of the Rent Commencement Date through the date which is the day before the tenth anniversary of the Rent Commencement Date (i.e. yrs. 6-10) - Thirty-Three Dollars ($33.00) per square foot, per annum; and from the tenth anniversary of the Rent Commencement Date through the original Expiration Date (i.e. yrs. 11-15) - Thirty-Five Dollars ($35.00) per square foot, per annum.

     U. Floor Space: As to the Demised Premises, the sum of the floor area stated in square feet bounded by the exterior faces of the exterior walls, or by the exterior or Common Area face of any wall between the Demised Premises and any portion of the Common Areas, or by the center line of any wall between the Demised Premises and space leased or available to be leased to a tenant or occupant, plus 22.23%. For purposes of determining the Tenant's Fraction, the Floor Space of the Building shall be measured as provided herein. For purposes of determining the Building Share the floor area of a Building shall be measured consistent with the provisions of the Declaration. Any reference to the Floor Space is intended to refer to the Floor Space of the entire area in question irrespective of the Person(s) who may be the owner(s) of all or any part thereof.

     V.  Guarantor: None.

     W. Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.

     X. Land: The Land upon which the Building and Common Areas are located. The Land is described on Exhibit B.

     Y. Landlord's Work: The materials and work to be furnished, installed and performed by Landlord at its expense in accordance with the provisions of Exhibit C.

     Z. Legal Requirements: Laws and ordinances of all federal, state, city, town, county, borough and village governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Land and Building, whether now or hereafter in force, including, but not limited to, those pertaining to environmental matters.

     AA.  Mortgage:  A mortgage and/or a deed of trust.

     BB. Mortgagee: A holder of a mortgage or a beneficiary of a deed of trust.

     CC. Operating Expenses: The sum of the following, subject to the provisions of Section R5 of the Rider to this Lease: (1) the cost and expense (whether or not within the contemplation of the parties) for the repair, replacement, maintenance, policing, insurance and operation of the Building and Land, and (2) the Building Fraction of the sum of (a) the cost and expense for the repair, replacement, maintenance, policing, insurance and operation of the Development Common Areas, including, but not limited to the Building Share (as hereinafter defined) of the Assessments, but not including the Capital Reserve Assessment (as said terms are currently defined in the Declaration) (as used herein the term Building Share shall mean the pro-rata share of the costs and expenses of the Development allocated to the Land and Building pursuant to the Declaration); and (b) the Real Estate Taxes, if any, attributable to the Development Common Areas. The "Operating Expenses" shall, include, without limitation, the following: (i) the cost for rent, casualty, liability, boiler and fidelity insurance, (ii) if an independent managing agent is employed by Landlord, the fees payable to such agent (provided the same are competitive with the fees payable to independent managing agents of comparable facilities in Hudson County), and (iii) costs and expenses incurred for legal, accounting and other professional services (including, but not limited to, costs and expenses for in-house or staff legal counsel or outside counsel at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arms length third party agreement for such services. If Landlord or its affiliate is itself managing the Building and has not employed an independent third party for such management, Landlord shall be entitled to an amount (the "Landlord Management Fee") equal to three percent (3%) of the gross rental of the Building for Landlord's home office administration and overhead cost and expense. If a management fee is charged in any year after the Base Year, and was not charged in the Base Year, then Base Year Operating Expenses shall be adjusted to include a management fee at not less than the percentage of gross rents charged in such subsequent year. All items included in Operating Expenses shall be determined in accordance with generally accepted accounting principles consistently applied.

     DD. Parking Facility: The parking garage to be located in the Building, as shown on Exhibit B-1.

     EE. Permitted Uses: Executive and general administrative offices, together with incidental related uses in connection with the operation of Tenant's business, such as trading floor, data center, photocopying, mail room, messenger station, and meeting rooms, all of a character consistent with that of a first class office building. With respect to the grade level portion of the Demised Premises (other than any Generator Space) only, Tenant may in addition to the uses permitted hereunder with respect to the fifth and sixth floor portions of the Demised Premises, utilize a portion of the grade level space, not to exceed 3,000 square feet of Floor Space, as a customer service center open to Tenant's customers ancillary to Tenant's business.

     FF. Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

     GG. Ready Date: The date Landlord's Work is substantially completed to the extent required such that the non-completion of any remaining Landlord's Work would not prevent the issuance of a temporary or permanent Certificate of Occupancy, permitting the continuing, uninterrupted lawful occupancy of the Demised Premises for the Permitted Uses indicated on the approved plans, upon substantial completion of Tenant's Work by Tenant. The Ready Date shall be deemed to have occurred upon the delivery, if available, of a certificate of completion (or its functional equivalent) by the construction official, or if such certificate is not available, upon certification to Landlord and Tenant by the Architect that (i) Ready Date has occurred. In the event of the issuance of any certificate for Landlord's Work which is temporary, Landlord shall use reasonable efforts to obtain a permanent certificate as expeditiously as possible. On or before the Ready Date Landlord shall have substantially completed the following items (except to the extent any failure to substantially complete such items is caused by Tenant), to the extent such items form part of Landlord's Work: (i) taping and spackling of all core area walls, column enclosures and perimeter walls in the Demised Premises, spackled, and (ii) all mechanical, electrical and plumbing systems serving the Demised Premises to the extent same a part of Landlord's Work. Any dispute regarding the Ready Date may be submitted to arbitration in accordance with Article 36 of this Lease. In the event of the issuance of any certificate for Landlord's Work which is temporary as the result of the non-completion of any items for which Landlord is responsible as part of Landlord's Work, Landlord shall obtain a permanent certificate as expeditiously as possible. If, after Tenant has commenced doing business from the Demised Premises, Tenant is prevented by order of the code enforcement official having jurisdiction over the Demised Premises, from legally occupying the Demised Premises for the Permitted Uses as the result of Landlord's failure to obtain such permanent certificate due to the non-completion of any items for which Landlord is responsible as part of Landlord's Work, then in addition to all other rights and remedies in this Lease and at law, Fixed Rent and Additional Charges for Real Estate Taxes and Operating Expenses shall abate to the extent Tenant does not occupy the Demised Premises for the period that such occupancy is prevented and thereafter for a period equal to the period Tenant was prevented from so using the Demised Premises.

     HH. Real Estate Taxes: The real estate taxes, assessments and special assessments imposed upon the Building and Land by any federal, state, municipal or other governments or governmental bodies or authorities, and any expenses reasonably incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building and Land, which expenses shall be allocated to the period of time to which such expenses relate. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof. Provided, however, that absent an alteration in the method of taxation as set forth above, and except with respect to charges imposed in lieu of real estate taxes, assessments and special assessments, "Real Estate Taxes" shall not be deemed to include (i) Landlord's gross personal and corporate income taxes, inheritance and estate taxes, franchise, gift and transfer taxes or, any unincorporated business, value-added, transfer, transfer gains, succession, capital stock, excise, excess profit, foreign ownership or control, payroll, mortgage recording or stamp tax, or (ii) provided Tenant has paid all Rent when due, any late penalty or interest as the result of late payment of such Real Estate Taxes by Landlord. Nothing contained herein shall be construed as excluding from Real Estate Taxes any charges payable pursuant to any tax abatement received by Landlord or a Superior Lessor from the City of Jersey City with respect to the Building or the Land.

     II.  Rent:  The Fixed Rent and the Additional Charges.

     JJ.  Rent Commencement Date: The later to occur of: (i) Two hundred fifteen
(215) days after the Tenant Possession Date and (ii) the Ready Date.

     KK. Rules and Regulations: The reasonable rules and regulations that may be promulgated by Landlord from time to time, which may be reasonably changed by Landlord from time to time. The Rules and Regulations now in effect are attached hereto as Exhibit D.

     LL. Security Deposit: Such amount as Tenant has deposited or hereinafter deposits with Landlord as security under this Lease. Tenant shall deposit with Landlord, upon execution hereof, a clean irrevocable letter of credit in the initial amount of three (3) months' Fixed Rent as security hereunder as of the date hereof, in accordance with the provisions of Article 8 of this Lease.

     MM.  Substitute Premises:  As defined in Section 38.01.

     NN.  Successor Landlord:  As defined in Section 9.03.

     OO. Superior Lease: Any ground or underlying lease to which this Lease is, at the time referred to, subject and subordinate, including, but not limited to that certain lease between 90 Hudson Street Urban Renewal Associates, L.L.C. as lessee and Landlord as lessor, and that certain sublease of even date therewith between 90 Hudson Street Urban Renewal Associates, L.L.C. as lessor and Landlord as lessee.

     PP. Superior Lessor: The lessor of a Superior Lease or its successor in interest, at the time referred to.

     QQ. Superior Mortgage: Any Mortgage to which this Lease is, at the time referred to, subject and subordinate. Landlord represents that attached hereto as Exhibit N is a true copy of the policy of title insurance issued by Chicago Title Insurance Company and First American Title Insurance Company with respect to the Land and the Building in connection with the Superior Mortgage in existence on the date of this Lease.

     RR. Superior Mortgagee: The Mortgagee of a Superior Mortgage at the time referred to.

     SS. Tenant Possession Date: The date upon which Landlord permits Tenant to enter upon the Demised Premises for the purpose of commencement of Tenant's Work provided that the items identified on Exhibit J as being scheduled for construction by the Tenant Possession Date are complete to the degree specified on said schedule, as reasonably determined by Landlord's Architect. Landlord shall provide Tenant with not less than thirty (30) days prior written notice of the date Landlord estimates that the Tenant Possession Date shall occur. Any dispute regarding the Tenant Possession Date may be submitted to arbitration in accordance with Article 36 of this Lease.

     TT. Tenant's Fraction: The Tenant's Fraction shall mean the fraction, the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of the Building. If the size of the Demised Premises or the Building shall be changed from the initial size thereof, due to any taking, any construction or alteration work or otherwise, the Tenant's Fraction shall be changed to the fraction the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of the Building.

     UU.  Tenant's Property:  As defined in Section 16.02.

     VV. Tenant's Work: The facilities, materials and work which may be undertaken by or for the account of Tenant (other than the Landlord's Work) to equip, decorate and furnish the Demised Premises for Tenant's occupancy in accordance with the provisions of Exhibit C.

     WW. Term: The period commencing on the Commencement Date and ending at 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the date when this Lease is earlier terminated.

     XX. Unavoidable Delays: A delay arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, Legal Requirement or an act of the other party and any cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay.

                          ARTICLE 2 - DEMISE AND TERM


     2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term.

                                ARTICLE 3 - RENT


     3.01. Commencing on the Rent Commencement Date, Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term (except that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the Advance Rent, to be applied against the first installment or installments of Fixed Rent becoming due under this Lease). If the Rent Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month at the commencement of the Term shall be prorated.

     3.02. The Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or Landlord's agent, as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease.
If Tenant makes any payment to Landlord by check, same shall be by check of Tenant and Landlord shall not be required to accept the check of any other Person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when required under this Lease.

     3.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

     3.04. If Tenant is in arrears in payment of Rent, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

     3.05. In the event that any installment of Rent due hereunder shall be overdue, a "Late Charge" equal to four percent (4%) or the maximum rate permitted by law, whichever is less ("Late Payment Rate") for Rent so overdue may be charged by Landlord for each month or part thereof that the same remains overdue. Provided Tenant is not otherwise in default under this Lease beyond applicable notice and cure periods, Landlord shall waive the Late Charge with respect to Tenant's first two (2) late payments of Rent within any calendar year, provided further that Tenant pays such late Rent within ten (10) days
after written notice or invoice that same has not been paid.   In the event that
any check tendered by Tenant to Landlord is returned for insufficient funds, Tenant shall pay to Landlord, in addition to the charge imposed by the preceding sentence, a fee of $25.00. Any such Late Charges if not previously paid shall, at the option of the Landlord, be added to and become part of the next succeeding Rent payment to be made hereunder.

                      ARTICLE 4 - USE OF DEMISED PREMISES


     4.01. Tenant shall use and occupy the Demised Premises for the Permitted Uses, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purpose.

     4.02. If any governmental license or permit, including a Certificate of Occupancy shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, Tenant shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which (a) violates the Certificate of Occupancy for the Demised Premises or for the Building; (b) causes a dangerous condition or injury to the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the Legal Requirements or Insurance Requirements; (d) materially adversely affects the character, reputation or appearance of the Building as a first-class office building; (e) materially adversely affects the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (f) unreasonably inconveniences other tenants or occupants of the Building. In the event Landlord notifies Tenant of a claimed breach by Tenant of the provisions of sub-sections (d), (e) or (f) of this Section 4.02 and Tenant desires in good faith to dispute that such a breach has occurred, Tenant shall have the right to submit such dispute to arbitration in accordance with the provisions of Article 36 of this Lease, provided however that Tenant's right to submit such matter to arbitration shall be conditioned upon Tenant having first cured such breach and ceased and desisted from the activity or conduct giving rise to such claim of breach, within thirty (30) days of notice from Landlord of Tenant's breach of such provisions.

                  ARTICLE 5 - PREPARATION OF DEMISED PREMISES


     5.01. (a) The Demised Premises and the core and shell of the Building (including without limitation, the Parking Facility, building systems, entrance area, and lobby shall be completed and prepared by Landlord for Tenant's occupancy in the manner described in, and subject to the provisions of, this
Article 5, the Rider and Exhibit C of this Lease.

          5.01 (b) (i) Tenant shall be responsible for all Tenant Work required to prepare the Demised Premises for Tenant's occupancy at Tenant's cost and expense, subject to the provisions of the Rider to this Lease. Such construction shall be in accordance with Section 39.09 of this Lease. To the extent Landlord provides access to the Building to Tenant for the commencement of Tenant's Work prior to the completion of Landlord's Work, Tenant shall cooperate with Landlord so as not to unreasonably interfere with the timely completion of Landlord's Work and Landlord shall cooperate with Tenant so as not to unreasonably interfere with the timely completion of Tenant's Work. Landlord shall provide Tenant, no later than the Tenant Possession Date, with the plans upon which Landlord shall base the construction of the Building ("Landlord's Plans"). Tenant shall submit to Landlord, not later than thirty (30) days prior to Tenant's Possession Date, for Landlord's approval (not to be unreasonably withheld, delayed, or conditioned) final plans and specifications for all construction work by or on behalf of Tenant in the Demised Premises including, but not limited to layout, mechanical, electrical and plumbing plans and finish schedules ("Plans and Specifications"). Tenant shall employ licensed architect(s) and/or engineer(s) for the preparation of the Plans and Specifications. Landlord shall notify Tenant of Landlord's approval or disapproval of such Plans and Specifications, and if Landlord does not respond within seven (7) business days after Tenant's delivery of the Plans and Specifications, same shall be deemed approved by Landlord. If Landlord disapproves, Landlord shall specify the reasons for disapproval and Tenant shall resubmit revised Plans and Specifications that correct such items. Landlord shall notify Tenant of Landlord's approval or disapproval of such resubmitted Plans and Specifications within three (3) business days after Tenant's delivery thereof or same shall be deemed approved.

          (ii) Tenant shall obtain and provide all design and architectural services necessary to perform Tenant's Work. Tenant shall be responsible for complying with all building codes and Legal Requirements in connection with Tenant's Work. Tenant shall obtain a permanent certificate of occupancy of the Demised Premises for those Permitted Uses for which Tenant shall utilize the Demised Premises. At all times when construction of the Demised Premises or Tenant Work is in progress, Tenant shall maintain or cause to be maintained the insurance coverage required under Section 13.02. Landlord shall obtain and provide all design and architectural services necessary to perform Landlord's Work. Landlord shall be responsible for complying with all building codes and Legal Requirements in connection with Landlord's Work.

          (iii) Tenant shall be solely responsible for the integrity of the Tenant's Work and for the adequacy or sufficiency of the Plans and Specifications and all the improvements depicted thereon or covered thereby, and Landlord's consent thereto, approval thereof, or incorporation therein of any of its recommendations shall in no way diminish Tenant's responsibility therefor or reduce or mitigate Tenant's liability in connection therewith. Landlord shall have no obligations or liabilities by reason of this Lease in connections with the performance of construction or of the finish, decorating or installation work performed by Tenant, or on its behalf, or in connection with the contracts for the performance thereof entered into by Tenant. Any warranties extended or available to Tenant in connection with the aforesaid work shall be for the benefit also of Landlord if available at no additional cost. Tenant further agrees that once it commences construction, it shall diligently and continuously proceed with construction to completion with respect to the portion of the Demised Premises which Tenant intends to occupy immediately.

  5.02.If the substantial completion of the Landlord's Work shall be delayed due to (a) any act or omission of Tenant or any of its employees, agents or contractors (including, without limitation, [i] any delays due to changes in or additions to the Landlord's Work, or [ii] any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approvals), or
(b) any additional time needed for the completion of the Landlord's Work by the inclusion in the Landlord's Work of any items specified by Tenant that require long lead time for delivery or installation, then the Ready Date shall be deemed to have occurred on the date that the Ready Date would have been ready but for such delay(s). The Demised Premises shall be conclusively presumed to be in satisfactory condition on the Ready Date except for the minor or insubstantial details and any matters of which Tenant gives Landlord notice within (x) thirty
(30) days after the Ready Date, as to all components except HVAC, (y) 60 days after Tenant has commenced using the heating system and (z) 60 days after Tenant has commenced using the air conditioning, specifying such details and matters with reasonable particularity.

     5.03. Provided and on the condition that Landlord shall incur no liability whatsoever to Tenant or any other party therefor, Landlord shall use reasonable efforts to avoid exposing Tenant's Data Center (as hereinafter defined) to water hazards by reason of the resulting build-out on the seventh floor area above the Data Center.

     5.04. Landlord reserves the right, at any time and from time to time, to increase, reduce or change the number, type, size, location, elevation, nature and use of any of the Common Areas and the Building and any other buildings and other improvements on the Land consistent with a first class office building, including, without limitation, the right to move and/or remove same, provided same shall not unreasonably block or interfere with Tenant's use of the Demised Premises and means of ingress or egress to and from the Demised Premises. In the event that any such work or repairs shall require Tenant to either: switch to backup power, or vacate the Demised Premises, Landlord shall, except in cases of emergency where such notice is not practicable, provide Tenant with not less than twenty-five (25) days prior notice of such work or repair to permit Tenant to coordinate utilization of its backup equipment and facilities, if required.

                 ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS


     6.01. Tenant shall pay to Landlord, as hereinafter provided, Tenant's Fraction of the Real Estate Taxes. Tenant's Fraction of the Real Estate Taxes shall be the Real Estate Taxes in respect of the Building for the period in question, less the Real Estate Taxes attributable to the Base Year, multiplied by the Tenant's Fraction, plus the Real Estate Taxes in respect of the Land for the period in question, less the Real Estate Taxes attributable to the Base Year, multiplied by the Tenant's Fraction. If any portion of the Building shall be exempt from all or any part of the Real Estate Taxes, then for the period of time when such exemption is in effect, the Floor Space on such exempt portion shall be excluded when making the above computations in respect of the part of the Real Estate Taxes for which such portion shall be exempt. Landlord shall reasonably estimate the annual amount of Tenant's Fraction of the Real Estate Taxes (which estimate may be changed by Landlord at any time and from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. Tenant shall also pay to Landlord on demand from time to time the amount which, together with said monthly installments, will be sufficient in Landlord's estimation to pay Tenant's Fraction of any Real Estate Taxes thirty (30) days prior to the date when such Real Estate Taxes shall first become due. When the amount of any item comprising Real Estate Taxes is finally determined for a real estate fiscal tax year, Landlord shall submit to Tenant a statement in reasonable detail of the same, and the figures used for computing Tenant's Fraction of the same, and if Tenant's Fraction so stated is more or less than the amount theretofore paid by Tenant for such item based on Landlord's estimate, Tenant shall pay to Landlord the deficiency within ten (10) days after submission of such statement, or Landlord shall refund to Tenant the excess, or at Landlord's option, apply same to future installments of Real Estate Taxes due hereunder, with the balance of any such overpayment by Tenant, if any, remaining after such credit to Tenant to be refunded to Tenant within ten (10) days of Landlord's statement showing such overpayment. Any Real Estate Taxes for a real estate fiscal tax year, a part of which is included within the Term and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the Term, and the real estate fiscal tax year for any improvement assessment will be deemed to be the one-year period commencing on the date when such assessment is due, except that if any improvement assessment is payable in installments, the real estate fiscal tax year for each installment will be deemed to be the one-year period commencing on the date when such installment is due. The above computations shall be made by Landlord in accordance with generally accepted accounting principles, and the Floor Space referred to will be based upon the average of the Floor Space in existence on the first day of each month during the period in question. In addition to the foregoing, Tenant shall be responsible for any increase in Real Estate Taxes attributable to assessments for improvements installed by or for the account of Tenant at the Demised Premises. If the Demised Premises are not separately assessed, the amount of any such increase shall be determined by reference to the records of the tax assessor.

     6.02. Tenant shall pay to Landlord, as hereinafter provided, Tenant's Fraction of the Operating Expenses. Tenant's Fraction of the Operating Expenses shall be the Operating Expenses for the period in question, less the Operating Expenses for the Base Year, multiplied by Tenant's Fraction. Landlord shall reasonably estimate Tenant's annual Fraction of the

Operating Expenses (which estimate may be reasonably changed by Landlord from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. If at any time Landlord changes its estimate of Tenant's Fraction of the Operating Expenses for the then current Calendar Year or partial Calendar Year, Landlord shall give notice to Tenant of such change and within ten (10) days after such notice Landlord and Tenant shall adjust for any overpayment or underpayment during the prior months of the then current Calendar Year or partial Calendar Year. After the end of each Calendar Year, including any partial Calendar Year at the beginning of the Term, and after the end of the Term, Landlord shall submit to Tenant a statement in reasonable detail stating Tenant's Fraction of the Operating Expenses for such Calendar Year, or partial Calendar Year in the event the Term shall begin on a date other than a January 1st and/or end on a date other than a December 31st, as the case may be, and stating the Operating Expenses for the period in question and the figures used for computing Tenant's Fraction, and if Tenant's Fraction so stated for such period is more or less than the amount paid for such period, Tenant shall pay to Landlord the deficiency within ten (10) days after submission of such statement, or Landlord shall refund to Tenant the excess, or at Landlord's option, apply same to future installments of Operating Expenses due hereunder, with the balance of any such overpayment by Tenant, if any, remaining after such credit to Tenant to be refunded to Tenant within ten (10) days of Landlord's statement showing such overpayment. All computations shall be made in accordance with generally accepted accounting principles. Landlord's statement shall be substantially in the form of Exhibit M attached hereto.

     6.03. Landlord shall, within thirty (30) days after written request from Tenant (given no later than sixty (60) days after the issuance of the Landlord's statement of Real Estate Taxes or Operating Expenses pursuant to Section 6.01 or
6.02 hereof which Tenant desires to review), provide Tenant with such information as Tenant may reasonably request to permit Tenant to verify the charges first appearing in such statement including, without limitation access to and review of Landlord's relevant books, records and other financial information. Each such statement given by Landlord pursuant to Section 6.01 or
Section 6.02 shall be conclusive and binding upon Tenant unless before the date which is one hundred fifty (150) days after the receipt of such statement, Tenant shall notify Landlord in writing that it disputes the correctness of the statement or that Landlord has failed to provide Tenant with the relevant, books, records or other financial information reasonably requested by Tenant, specifying the particular respects in which the statement is claimed to be incorrect or which books, records or information has not been furnished. Upon the furnishing of such books, records, or information, each such statement given by Landlord pursuant to Section 6.01 or Section 6.02 shall be conclusive and binding upon Tenant unless before the date which is sixty (60) after the receipt of such books, records or information, Tenant shall notify Landlord in writing that it disputes the correctness of the statement If such dispute is not settled by agreement, either party may submit the dispute to arbitration as provided in Article 36. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such statement, pay the Additional Charges in accordance with such statement, without prejudice to Tenant's or Landlord's position. If the dispute shall be determined in Tenant's favor, Landlord shall reimburse Tenant the amount of Tenant's overpayment resulting from compliance with, and if such overpayment is the result of an overestimation by Landlord of any Additional Charge by more than five percent (5%), such overpayment shall be reimbursed to Tenant, within ten (10) days after such determination, together with interest thereon at the Prime Rate as announced in the Wall Street Journal (or a successor index reasonably selected by Landlord) plus two percent (2%), per annum, or at Landlord's option, apply same to future installments of Operating Expenses due hereunder, with the balance of any such overpayment by Tenant, if any, remaining after such credit to Tenant to be refunded to Tenant within ten (10) days of Landlord's statement showing such overpayment.

  6.04. In the event the Building ceases to be covered by the Long Term Tax exemption granted pursuant to the Financial Agreement with the City of Jersey City, dated May 13, 1998, as the result of a breach of such Financial Agreement by Landlord or a Superior Lessor, not caused by a default or breach by Tenant, then Real Estate Taxes which cease to be covered by such exemption shall be deemed to be equal to the payments which would have been made under said Financial Agreement had such Financial Agreement not been terminated early as the result of such breach, as reasonably determined by Landlord.

                            ARTICLE 7 - COMMON AREAS


     7.01. Subject to the provisions of Section 5.04, Landlord will operate, manage, equip, light, repair and maintain, or cause to be operated, managed, equipped, lighted, repaired and maintained, the Common Areas for their intended purposes. Landlord reserves the right, at any time and from time to time, to construct within the Common Areas kiosks, fountains, aquariums, planters, pools and sculptures, and to install vending machines, telephone booths, benches and the like consistent with a first class office building, provided same shall not unreasonably block or interfere with Tenant's means of ingress or egress to and from the Demised Premises.

     7.02. Tenant and its subtenants and concessionaires, and their respective officers, employees, agents, customers and invitees, shall, subject to the provisions of this Lease, have the non-exclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such right, but subject to the Rules and Regulations, to use the Common Areas. Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the Common Areas when in Landlord's reasonable judgment any such closing is necessary or desirable (a) to make repairs or changes or to effect construction, (b) to prevent the acquisition of public rights in such areas, (c) to discourage unauthorized parking, or (d) to protect or preserve natural persons or property. Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable to improve or maintain same.
In all such events, such repairs and changes shall be commenced and prosecuted diligently by Landlord in a good and workmanlike manner and with as little interference as practicable with Tenant's access to and use of the Building and the Demised Premises. Nothing contained herein shall be construed, however, as requiring Landlord to perform such work at times other than Monday through Friday Business Days and during Business Hours except in cases of emergency. In the event that any such work or repairs shall require Tenant to either: switch to backup power, or vacate the Demised Premises, Landlord shall, except in cases of emergency where such notice is not practicable, provide Tenant with not less than twenty-five (25) days prior notice of such work or repair to permit Tenant to coordinate utilization of its backup equipment and facilities, if required.

     7.03. Tenant agrees that it, any subtenant or licensee and their respective officers, employees, contractors and agents will park their automobiles and other vehicles only where and as permitted by Landlord. Tenant will, if and when so requested by Landlord, furnish Landlord with the license numbers of any vehicles of Tenant, any subtenant or licensee and their respective officers, employees and agents.

                              ARTICLE 8 - SECURITY


     8.01. Tenant has deposited with Landlord the Security Deposit as security for the full and faithful payment and performance by Tenant of Tenant's obligations under this Lease. If Tenant defaults in the full and prompt payment and performance of any of its obligations under this Lease, including, without limitation, the payment of Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of Tenant's obligations under this Lease, including, without limitation, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the security, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied and retained, as security as aforesaid. If Tenant shall fully and faithfully pay and perform all of Tenant's obligations under this Lease, the Security Deposit or any balance thereof to which Tenant is entitled shall be returned or paid over to Tenant after the date on which this Lease shall expire or sooner end or terminate, and after delivery to Landlord of entire possession of the Demised Premises. In the event of any sale or leasing of the Land, Landlord shall have the right to transfer the security to which Tenant is entitled to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof; and Tenant shall look solely to the new landlord for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     (b). In lieu of the cash security required by this Lease, Tenant shall provide to Landlord an irrevocable Letter of Credit in the amount of the Security Deposit in form and substance satisfactory to Landlord and issued by a financial institution approved by Landlord (which approval shall not be unreasonably withheld) and otherwise conforming to Exhibit F, annexed hereto and made a part hereof. Landlord shall have the right, upon written notice to Tenant (except for Tenant's non-payment of Rent or for Tenant's failure to comply with Article 8.03 for which no notice shall be required), and regardless of the exercise of any other remedy the

Landlord may have by reason of a default, to draw upon said Letter of Credit to cure any default of Tenant or for any purpose authorized by section 8.01(a) of this Lease and if Landlord does so, Tenant shall, upon demand, additionally fund the Letter of Credit with the amount so drawn so that Landlord shall have the full deposit on hand at all times during the Term of the Lease and for a period of thirty (30) days' thereafter. In the event of a sale of the Building or a lease of the Building subject to this Lease, Landlord shall have the right to transfer the security to the vendee or lessee.

     8.02. The Letter of Credit shall expire not earlier than thirty (30) days after the Expiration Date of this Lease. Upon Landlord's prior consent, the Letter of Credit may be of the type which is automatically renewed on an annual basis (Annual Renewal Date), provided however, in such event Tenant shall maintain the Letter of Credit and its renewals in full force and effect during the entire Term of this Lease (including any renewals or extensions) and for a period of thirty (30) days thereafter. The Letter of Credit will contain a provision requiring the issuer thereof to give the beneficiary (Landlord) sixty
(60) days' advance written notice of its intention not to renew the Letter of Credit on the next Annual Renewal Date.

     8.03. In the event Tenant shall fail to deliver to Landlord a substitute irrevocable Letter of Credit, in the amount stated above, on or before thirty
(30) days prior to the next Annual Renewal Date, Landlord shall be permitted to draw upon the Letter of Credit without further notice to Tenant. In addition, said failure shall be deemed a default under this Lease unless Tenant provides such substitute irrevocable Letter of Credit within the cure period set forth in
Section 27.02(b). Any cash balance remaining after applying the amount of any draw of such Letter of Credit, shall be held and applied as cash security under this Article 8. In the event Tenant provides a replacement Letter of Credit pursuant to this Article, Landlord shall return any unused cash security remaining after such draw upon the original Letter of Credit.

     8.04. Notwithstanding anything to the contrary contained in this Article 8, in the event that during the Term of this Lease, Tenant's tangible net worth, as determined in accordance with generally accepted accounting principals ("Tenant's Net Worth"), is less than One Hundred Thirty Million Dollars ($130,000,000) then Tenant shall be required to increase the amount of the Security Deposit and the Letter of Credit for such time as Tenant's Net Worth is less than $130,000,000 (including all renewal and extensions) to an amount equal to six (6) months' Fixed Rent then payable under this Lease. At such time as Tenant's Net Worth is again equal or greater than $130,000,000 for two (2) consecutive fiscal quarters, the Security Deposit and Letter of Credit shall be reduced to an amount equal to three (3) months' Fixed Rent then payable under this Lease. Such increase or decrease to the Letter of Credit, as the case may be, may be by amendment or replacement with a new Letter of Credit conforming to the requirements of this Article 8.

                           ARTICLE 9 - SUBORDINATION

     9.01. Provided that (a) a Superior Mortgagee shall execute and deliver to Tenant an agreement, in recordable form, substantially in the form attached hereto and made a part hereof as Exhibit H, or if required by such Mortgagee, in such Mortgagee's substantively equivalent standard form, to the effect that, provided no default has occurred and is continuing beyond any applicable notice and cure period provided in this Lease, such Superior Mortgagee will not name or join Tenant as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to such Superior Mortgagee against Landlord under its Superior Mortgage, and to the further effect that if there shall be a foreclosure of its Superior Mortgage, that the Superior Mortgagee will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant's possession under this Lease, or terminate or disturb Tenant's Leasehold estate or rights, hereunder, or (b) a Superior Lessor shall execute and deliver to Tenant an agreement, in recordable form, substantially in the form attached hereto and made a part hereof as Exhibit I, to the effect that, provided no default has occurred and is continuing beyond any applicable notice and cure period provided in this Lease, such Superior Lessor will not name or join Tenant as a party defendant or otherwise in any suit, action or proceeding to enforce any rights granted to such Superior Lessor against Landlord under its Superior Lease, and to the further effect that if its Superior Lease shall terminate or be terminated for any reason, such Superior Lessor will recognize Tenant as the direct tenant of such Superior Lessor on the same terms as are contained in this Lease (any such agreement of similar import from a Superior Mortgagee or a Superior Lessor, as the case may be, being hereinafter referred to as a "Non-Disturbance Agreement"), this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases and underlying leases of the Land and/or the Building now or hereafter existing and to all Mortgages which may now or hereafter affect the Land and/or building and/or any of such leases, whether or not such Mortgages or leases shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements and extensions of such leases and such Mortgages and spreaders and consolidations of such Mortgages. The provisions of this Section 9.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the Mortgagee of any such Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination.

     9.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a thirty (30) day period for remedying such act or omission shall have elapsed following the giving of such notice or such longer period as may be reasonably required if such condition is not susceptible to remedy within such thirty (30) day period provided such Superior Mortgagee or Superior Lessor commences and diligently pursues such remedy (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease, after similar notice, to effect such remedy, and with respect to any Superior Lessor which is an Affiliate of Landlord, shall not exceed the period to which Landlord would be entitled under the Lease).

     9.03. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights ("Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord (unless such Successor Landlord is an Affiliate of Landlord) shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; (c) be liable for the return of any Security Deposit, in whole or in part, to the extent that same is not paid over to the Successor Landlord; or (d) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Fixed Rent or Additional Charges, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor of the Superior Lease or the Mortgagee of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

                          ARTICLE 10 - QUIET ENJOYMENT


     10.01. So long as Tenant pays all of the Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease.

               ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING


     11.01. Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, (a) assign or otherwise transfer this Lease, (b) sublet the Demised Premises or any part thereof, or allow the same to be used, occupied or utilized by anyone other than Tenant (or Tenant's Affiliates, as hereinafter provided), or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord.

     Landlord agrees not to unreasonably withhold or delay its consent to the subletting of the Demised Premises or an assignment of this Lease. Landlord shall reply to Tenant's request for consent to assignment or subletting within ten (10) business days after receipt of notice of such request. In the event Landlord denies such consent, Landlord shall, upon request of Tenant, provide Tenant with the reasons considered by Landlord in denying such consent. In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed sublease or assignment, including, without limitation, the following: (i) The ability and history of the proposed assignee or subtenant complying with Legal Requirements and lease and business obligations; (ii) the nature of the business and the proposed use of the Demised Premises by the proposed assignee or subtenant in relation to the other tenants or occupants of the Building or Development; (iii) whether the proposed assignee or subtenant is then a tenant (or subsidiary, affiliate or parent of a tenant) of other space in the Building or Development (if Landlord or its affiliates have or anticipate having a substantially equivalent sized space for a substantially equivalent term available); (iv) the financial condition of the proposed assignee or subtenant; and (v) any material adverse effect that the proposed assignee's or subtenant's occupancy or use of the Demised Premises would have upon the operation and maintenance of the Building and the Development. In any event, at no time shall Tenant be permitted to have any sublease (or further sublease) for less than one-half a floor of the Building with respect to the portions of the Demised Premises located on the fifth and sixth floors, or more than one subtenant with respect to the grade level space. Notwithstanding anything to the contrary contained herein, Landlord shall not be entitled to deny approval by reason of a leasing restriction granted to any other tenant, other than a restriction with regard to Discover, MasterCard or Visa.

     In the event the Demised Premises are sublet or licensed or this Lease is assigned or otherwise transferred, Tenant shall pay to Landlord, in addition to the Rent otherwise payable under this Lease, an Additional Charge (herein the "Excess Amount") equal to: (i) in the case of an assignment or transfer, fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee or transferee for or by reason of such assignment or transfer, and (ii) in the case of a sublease or license, fifty percent (50%) of the rents, additional charge and other consideration payable under the sublease to Tenant by the subtenant in excess of the Fixed Rent and Additional Charges payable under this Lease (other than the Excess Amount) during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant under this Lease). Tenant shall be entitled to a credit against the Excess Amount to be applied against the first dollars payable on account of the Excess Amount and continuing until the credit is fully depleted, equal to the total aggregate actual reasonable expense incurred by Tenant in connection with such assignment or subletting, licensing or transfer, as substantiated by Tenant, in writing, to Landlord's reasonable satisfaction, including, without limitation, fit-up costs and reasonable and actual subtenant lease inducement costs, a reasonable brokerage fee and reasonable legal fees, as the case may be; provided, however, in no event shall such credit exceed the Excess Amount paid to Landlord.

     Tenant shall not be required to obtain Landlord's consent to an assignment or sublease to an Affiliate of Tenant, provided however that Tenant shall be required to comply with the notice and other provisions of this Article 11 with respect to such assignment or sublease. The Tenant shall not be required to pay the Excess Amount with respect to any assignment or sublease to an Affiliate of Tenant. Notwithstanding anything contained herein to the contrary Tenant shall not form or sublet, assign or transfer to a Tenant Affiliate for the principal or primary purpose of evading the Excess Amount payments otherwise required hereunder, or the restrictions on subletting, assignment or transfer otherwise provided in this Lease; in the event of any such transfer Tenant shall be required to comply with Excess Amount provisions and the restrictions on subletting, assignment and transfer otherwise provided in this Article 11 (including, but not limited to Landlord's recapture rights pursuant to section 11.08) as if such subtenant, assignee or transferee were not an Affiliate of Tenant. Landlord acknowledges that Tenant's Affiliate, Triac Services Corp., a New York corporation, doing business as National Discount Brokers, shall be permitted to occupy the Demised Premises pursuant to a sublease or other occupancy agreement between Tenant and such Tenant Affiliate.

     If Landlord fails to respond to a request for consent made by Tenant pursuant to this Section 11.01 within ten (10) Business Days of receipt thereof, Landlord shall be deemed to have given consent as to such request.

     11.02. If at any time (a) the original Tenant named herein, (b) the then Tenant, (c) any Guarantor, or (d) any Person owning a majority of the voting stock of, or directly or indirectly controlling, the then Tenant shall be a corporation or partnership, any transfer of voting stock or partnership interest resulting in the person(s) who shall have owned a majority of such corporation's shares of voting stock or the general partners' interest in such partnership, or member's interest in any limited liability company or similar entity, as the case may be, immediately before such transfer, ceasing to own a majority of such shares of voting stock or general partner's interest, or member's interest, as the case may be, except as the result of transfers by inheritance, or transfers to an Affiliate of Tenant as provided in this Section 11.02 shall be deemed to be an assignment of this Lease as to which Landlord's consent shall have been required, and in any such event Tenant shall notify Landlord. The provisions of this Section 11.02 shall not be applicable to any corporation all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the over-the-counter market with quotations reported by the National Association of Securities Dealers through its automated system for reporting quotations and shall not apply to, and Landlord's consent shall not be required for, transactions with a corporation or other entity (w) into or with which the then Tenant is merged or consolidated, or (x) to which substantially all of the then Tenant's assets are transferred, or (y) to any corporation or other entity which controls or is controlled by the then Tenant or is under common control with the then Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of the original Tenant on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction. For the purposes of this Section, the words "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation. Landlord shall have the right at any time and from time to time during the Term to inspect the stock record books of the corporation to which the provisions of this Section 11.02 apply, and Tenant will produce the same on request of Landlord.

     11.03 If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 11.01 or
Section 11.02, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 11. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall be construed as including also licensees and others claiming under or through Tenant, immediately or remotely.

     11.04. Any permitted assignment or transfer, whether made with Landlord's consent pursuant to Section 11.01 or without Landlord's consent if permitted by
Section 11.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume Tenant's obligations under this Lease and whereby the assignee shall agree that all of the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, the original Tenant and any other person)s) who at any time was or were Tenant shall remain fully liable for the payment of the Rent and for Tenant's other obligations under this Lease.

     11.05. The liability of the original named Tenant and any other Person(s) (including but not limited to any Guarantor) who at any time are or become responsible for Tenant's obligations under this Lease shall not be discharged, released or impaired by any agreement extending the time of, or modifying any of the terms or obligations under this Lease, or by any waiver or failure of Landlord to enforce, any of this Lease.

     11.06. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the absolute right to withhold its consent to an assignment or subletting to a Person who is otherwise a tenant or occupant of the Building, or of a building in the Development owned or managed by Landlord or its affiliated entities in the event Landlord or its affiliates have or anticipate having a substantially equivalent sized space for a substantially equivalent term available.

     11.07. Without limiting any of the provisions of Article 27, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's Fixed Rent plus an amount equal to the Additional Charges for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified for security in Section 8.01.

     11.08. If Tenant shall propose to assign or in any manner transfer this Lease or any interest therein, or sublet the Demised Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Demised Premises by any person, Tenant shall give notice thereof to Landlord, together with a copy of the proposed instrument that is to accomplish same and such financial and other information pertaining to the proposed assignee, transferee, subtenant, concessionaire or licensee as Landlord shall require. Except with respect to an assignment or sublease to an Affiliate of Tenant, or a merger or consolidation or transfer of substantially all of the assets of Tenant as permitted pursuant to Section 11.02, if Tenant proposes to assign this Lease or to sublet more than fifty percent (50%) of the Floor Space of the Demised Premises in the aggregate and/or if either (x) such sublease or assignment is for a term of more than five (5) years, or (y) upon the scheduled expiration of such sublease or assignment there would then be remaining less than two (2) years of the Term hereunder. Landlord may, in addition to Landlord's right to give or withhold consent, terminate this Lease with respect to the Demised Premises in the event of an assignment, or such portion thereof as is sublet or licensed in the event of a sublease or license, by notice given to Tenant within thirty (30) days after receipt of said proposed instrument and financial and other information, and upon the date specified in such notice, which date shall be not less than 30 days and not more than 60 days after the giving of said notice, this Lease shall terminate in case of assignment or, in case of a sublet or license, the portion of the Demised Premises proposed to be sublet shall be excluded from this Lease and the Floor Space of the Demised Premises shall be reduced to reflect such exclusion. If Landlord does not so terminate this Lease, and (if Landlord consents to the subject transaction or if Landlord's consent is not required to same) if Tenant does not consummate the subject transaction within 60 days after the last day on which Landlord might have so terminated this Lease as a result of such transaction, Tenant shall again be required to comply with the provisions of this Section 11.08 in connection with any such transaction as if the notice by Tenant referred to above in this Section 11.08 had not been given. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublet of all or any part of the Demised Premises unless each request by Tenant is accompanied by a non-refundable fee payable to Landlord in the amount of One Thousand Dollars ($1,000.00) to cover Landlord's administrative, legal, and other costs and expenses incurred in processing each of Tenant's requests. Neither Tenant's payment nor Landlord's acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant's request.

                       ARTICLE 12 - COMPLIANCE WITH LAWS


     12.01. Tenant shall comply with all Legal Requirements which shall, in respect of the Tenant's particular use of the Demised Premises, or the abatement of any nuisance in, on or about the Demised Premises, Tenant's Work or Tenant's installations, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section 12.01. However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 12.02. The cost of compliance by Landlord with any Legal Requirements with respect to the Building which are not attributable to Tenant, its business, Tenant's Work or Tenant's installations, or the Tenant's particular use of the Demised Premises, shall be performed by Landlord and shall be included in Operating Expenses, subject to the provisions of Section R5 of the Rider.

     12.02. Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, and neither the Demised Premises nor any part thereof shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord either
(i) the bond of a surety company satisfactory to Landlord, which bond shall be, as to its provisions and form, satisfactory to Landlord, and shall be in an amount at least equal to 125% of the cost of such compliance (as estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and expenses), resulting from or incurred in connection with such contest or non-compliance, or
(ii) other security in place of such bond satisfactory to Landlord; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not file any Real Estate Tax Appeal with respect to the Land, Building or the Demised Premises.

                      ARTICLE 13 - INSURANCE AND INDEMNITY


     13.01. Landlord shall maintain or cause to be maintained All Risk insurance in respect of the Building and other improvements on the Land normally covered by such insurance (except for the property Tenant is required to cover with insurance under Section 13.02 and similar property of other tenants and occupants of the Building or buildings and other improvements which are on land neither owned by nor leased to Landlord) for the benefit of Landlord, any Superior Lessors, any Superior Mortgagees and any other parties Landlord may at any time and from time to time designate, as their interests may appear, but not for the benefit of Tenant, and shall maintain rent insurance as required by any Superior Lessor or any Superior Mortgagee. The All Risk insurance will be in the amounts required by any Superior Lessor or any Superior Mortgagee but not less than the replacement cost of the Building (exclusive of footings and foundations). Landlord may also maintain any other forms and types of insurance as Landlord may reasonably determine in respect of the Building and Land. Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies.

     13.02. Tenant shall maintain the following insurance: (a) comprehensive general public liability insurance in respect of the Demised Premises and the conduct and operation of business therein, having not less than a $5,000,000.00 combined single limit per occurrence for bodily injury or death to any one person and for bodily injury or death to any number of persons in any one occurrence, and for property damage, including water damage and sprinkler leakage legal liability (coverage to include but not be limited to (i) premises operation, completed operations, broad form contractual liability and product liability, (ii) comprehensive automobile, truck and vehicle liability insurance covering all owned, hired and non-owned vehicles used by the contractor(s) in connection with their work and any loading of such vehicles, with limits as stated above and (iii) worker's compensation, employers liability and occupational disease insurance as required by statutes, but in any event not less than $500,000.00 for Coverage B covering all damages and injuries arising from each accident or occupational disease); and (b) All Risk insurance in respect of Tenant's stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other property of Tenant in the Demised Premises in any amounts required by any Superior Lessor or any Superior Mortgagee but not less than the replacement cost of the property covered and not more than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies, and (c) such other insurance as is commonly required by landlords of tenants for the benefit of landlords in buildings of similar character, quality and location. Landlord may at any time and from time to time, but not more frequently than once every five (5) years during the Term) require that the limits for the comprehensive general public liability insurance to be maintained by Tenant be increased to the limits that new tenants in the Building are required by Landlord to maintain. Tenant shall deliver to Landlord and any additional named insured(s) certificates for such fully paid-for policies upon execution hereof. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates therefor at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility, having a Bests Key Rating Guide of not less than A, Class VII, licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be canceled unless Landlord and any additional insured(s) are given at least thirty (30) days' prior written notice of such cancellation. The certificates of insurance to be delivered to Landlord by Tenant shall (with respect to policies under a(i), a(ii) and, where applicable,(c)) name Landlord as an additional insured and, at Landlord's request, shall also name any Superior Lessors or Superior Mortgagees as additional insureds, and the following phrase must be typed on the certificate of insurance: "Hartz Mountain Industries, Inc., and its respective subsidiaries, affiliates, associates, joint ventures, and partnerships, are hereby named as additional insureds as their interests may appear (and if Landlord has so requested, Tenant shall include any Superior Lessors and Superior Mortgagees as additional insured(s)). It is intended for this insurance to be primary and non-contributing." Tenant shall give Landlord at least thirty (30) days' prior written notice that any such policy is being canceled or replaced. Any dispute regarding the coverages to be required under subsection (c) of this Section 13.02 may be submitted to arbitration in accordance with Article 36 of this Lease.

     13.03. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant's business in any manner objectionable to any insurance company or companies whereby the fire insurance or any other insurance then in effect in respect of the Land and Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Uses. In case of a breach of the provisions of this Section 13.03, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and the Superior Lessors and hold Landlord and the Superior Lessors harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

     13.04 (a). Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; and (c) any accident, injury or damage whatever

(unless caused solely by Landlord's negligence) occurring in the Demised Premises; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case any action or proceeding is brought against Landlord and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Lessor, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord.

     (b). Landlord shall indemnify and hold harmless Tenant and its partners, directors, officers, agents, servants and employees from and against any and all claims arising from any tortious act or omission of Landlord, or negligence of Landlord or its agents or partners, joint ventures, directors, officers, or employees in the conduct or management of the Common Areas; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including , without limitation, reasonable attorneys' fees and expenses. In the event any action or proceeding is brought against Tenant and/or its directors, officers, agents and/or employees by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. Counsel satisfactory to Landlord's insurance carrier shall be deemed satisfactory to Tenant for purposes of this paragraph.

     13.05 (a). Neither Landlord nor any Superior Lessor shall be liable or responsible for, and Tenant hereby releases Landlord and each Superior Lessor from, all liability and responsibility to Tenant and any person claiming by, through or under Tenant, by way of subrogation or otherwise, for any injury, loss or damage to any person or property in or around the Demised Premises or to Tenant's business irrespective of the cause of such injury, loss or damage, and Tenant shall require its insurers to include in all of Tenant's insurance policies which could give rise to a right of subrogation against Landlord or any Superior Lessor a clause or endorsement whereby the insurer waives any rights of subrogation against Landlord and such Superior Lessors or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

     (b). Tenant shall not be liable or responsible for, and Landlord hereby releases Tenant from, all liability and responsibility to Landlord and any person claiming by, through or under Landlord, by way of subrogation or otherwise, for any injury, loss or damage to any person or property in or around the Building or Land to Landlord's business irrespective of the cause of such injury, loss or damage, and Landlord shall require its insurers to include in all of Landlord's insurance policies which could give rise to a right of subrogation against Tenant a clause or endorsement whereby the insurer waives any rights of subrogation against or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

                       ARTICLE 14 - RULES AND REGULATIONS

     14.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant, which in Landlord's judgment, shall be necessary for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation or maintenance of the Building or its equipment and fixtures, or the Common Areas; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees. Landlord shall not discriminatorily enforce any Rule or Regulation against Tenant which Landlord is not enforcing, to the extent applicable, against the other tenants in the Building.

                            ARTICLE 15 - ALTERATIONS


     15.01 Tenant shall not make any structural alterations or additions to the Demised Premises, or make any holes or cuts in the walls, ceilings, roofs, or floors thereof, or change the exterior color or architectural treatment of the Demised Premises, or make any non-structural alterations costing One Hundred Thousand Dollars ($100,000.00) or more (exclusive of the cost of carpeting or decoration) in the aggregate with respect to each project (herein referred to as the "Threshold Amount"), without on each occasion first obtaining the consent of Landlord, which consent with respect to non-structural alterations shall not be unreasonably withheld or delayed or conditioned. Landlord's consent shall not be required for proposed non-structural alterations costing, in the aggregate per project, less than the Threshold Amount; provided however that in all events Tenant shall submit to Landlord plans and specifications for such work at the time Landlord's consent is sought, or if no consent is required, prior to commencement of such proposed alterations. Tenant shall pay to Landlord upon demand the actual cost and expense of Landlord in (a) reviewing said plans and specifications and (b) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose (any dispute as to such cost may be submitted to arbitration in accordance with Article 36). Before proceeding with any permitted alteration project which will cost more than the Threshold Amount, as estimated by a reputable contractor designated by Landlord, Tenant shall obtain and deliver to Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New Jersey), each in an amount equal to 125% of such estimated cost and in form satisfactory to Landlord, or (ii) such other security as shall be satisfactory to Landlord. Tenant shall fully and promptly comply with and observe the Rules and Regulations then in force in respect of the making of alterations. The Threshold Amount shall be increased by $50,000 on the tenth anniversary of the Rent Commencement Date and on each tenth anniversary thereafter during the Term (as extended by the exercise of any renewal options by Tenant hereunder). Any review or approval by Landlord of any plans and/or specifications with respect to any alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant in respect of the adequacy, correctness or efficiency thereof or otherwise. At the time Landlord replies to Tenant's request for consent to an alteration, or if no consent is required, within ten (10) business days after Tenant notifies Landlord of a proposed alteration, Landlord will notify Tenant whether or not such alteration must be removed and the Demised Premises restored at the end of the Term.


     15.02. Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance therewith and with all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of (a) the original installations of the Building, or
(b) the then standards for the Building reasonably established by Landlord. Alterations shall be performed by contractors first approved by Landlord; provided, however, that any alterations in or to the mechanical, electrical, sanitary, heating, ventilating, air conditioning or other systems of the Building shall be performed either by the contractor(s) designated by Landlord or by Tenant's contractor(s) jointly in consultation with the contractor(s) designated by Landlord. Alterations shall be made in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant's making of any alterations, Tenant shall pay any such additional expense upon demand. Throughout the making of alterations, Tenant shall carry, or cause to be carried, worker's compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Superior Lessor whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of alterations and, on request, at reasonable intervals thereafter during the making of alterations.

     15.03. In performing Tenant's Work or any alterations pursuant to this Lease Tenant shall be permitted to utilize a general contractor or construction manager of Tenant's choosing, subject to Landlord's approval which shall not be unreasonably withheld or delayed. Landlord shall not charge Tenant a construction supervisory fee for any Tenant's Work or alterations performed by Tenant's general contractor, or Tenant's construction manager. In the event Landlord provides Tenant with temporary power, HVAC, elevator, or hoist use during such work, the charges by Landlord to Tenant for such services shall be limited to Landlord's cost, except as provided in Section R12 of the Rider.

                 ARTICLE 16 - LANDLORD'S AND TENANT'S PROPERTY


     16.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02. Further, any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord's property and shall not be removed by Tenant.

     16.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building and all furniture, furnishings, and other movable personal property owned by Tenant and located in the Demised Premises (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises, the Building or the Common Areas resulting from the installation and/or removal thereof.

     16.03. At or before the Expiration Date or the date of any earlier termination of this Lease, or within fifteen (15) days after such an earlier termination date, Tenant shall remove from the Demised Premises all of the Tenant's Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord if not removed), and Tenant shall repair any damage to the Demised Premises, the Building and the Common Areas resulting from any installation and/or removal of the Tenant's Property. Any items of the Tenant's Property which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall reasonably determine at Tenant's Expense.

                      ARTICLE 17 - REPAIRS AND MAINTENANCE


     17.01. Tenant shall, throughout the Term, take good care of the Demised Premises, the fixtures and appurtenances therein. Tenant shall be responsible for all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Demised Premises, and the Building (including the facilities and systems thereof) and the Common Areas the need for which arises out of (a) the performance or existence of the Tenant's Work or alterations, (b) the installation, use or operation of the Tenant's Property in the Demised Premises, (c) the moving of the Tenant's Property in or out of the Building, or (d) the wrongful act or omission, or the misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. Tenant shall promptly replace all scratched, damaged or broken doors and glass in and about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall promptly make all repairs in or to the Demised Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractor(s) designated by Landlord. Any other repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant's expense; but Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, in form (including, without limitation, a bond issued by a corporate surety licensed to do business in New Jersey) and amount, as Landlord shall reasonably deem necessary to assure the payment for such work by Tenant. Tenant shall not permit or suffer the overloading of the floors of the Demised Premises beyond 100 pounds per square foot live load.

     17.02. Landlord shall be responsible for all repairs and maintenance in and to the Building (including the facilities and systems thereof), except for those repairs and maintenance for which Tenant is responsible pursuant to any of the provisions of this Lease.

     17.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's doing any repairs, maintenance, or changes which Landlord is required or permitted by this Lease, or required by Law, to make in or to any portion of the Building. Landlord shall perform all repairs, maintenance or changes diligently, with as little interference as practicable to Tenant's access to and occupancy and use of the Building and Demised Premises. Nothing contained herein shall be construed, however, as requiring Landlord to perform such work at times other than Monday through Friday Business Days and during Business Hours, except in cases of emergency. In the event that any such work or repairs shall require Tenant to either: switch to backup power, or vacate the Demised Premises, Landlord shall, except in cases of emergency where such notice is not practicable, provide Tenant with not less than twenty-five (25) days prior notice of such work or repair to permit Tenant to coordinate utilization of its backup equipment and facilities, if required.

                          ARTICLE 18 - ELECTRIC ENERGY


     18.01. Tenant shall purchase the electric energy required by it in the Demised Premises at its own expense on a direct-metered basis from the public utility servicing the Building, and Landlord shall permit the risers, conduits and feeders in the Building, to the extent available, suitable and safely capable, to be used for the purpose of transmitting such electric energy to the Demised Premises. Landlord shall not be liable for any failure, inadequacy or defect in the character or supply of electric current furnished to the Demised Premises.

     18.02. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, if and when Tenant's cumulative maximum peak demand exceeds the amount stipulated in Exhibit C, then Tenant shall not, except as contemplated by Exhibit C, without Landlord's prior consent in each instance (which shall not be unreasonably withheld or delayed), connect any fixtures, appliances or equipment to the Building's electric distribution system or make any alteration or addition to the electric system of the Demised Premises existing on the Tenant Possession Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand.

              ARTICLE 19 - HEAT, VENTILATION AND AIR-CONDITIONING


     19.01. So long as Tenant is not in default under this Lease beyond any applicable notice or cure periods, Landlord shall maintain and operate the heating, ventilating and air-conditioning systems installed by Landlord as part of Landlord's Work ("HVAC") serving the Demised Premises, and shall furnish HVAC in the Demised Premises as may be reasonably required (except as otherwise provided in this Lease and except for any special requirements of Tenant arising from its particular use of the Demised Premises) for reasonably comfortable occupancy of the Demised Premises, during Business Hours on Business Days within the limits prescribed by the Legal Requirements and as specified in Exhibit C. If Tenant shall require HVAC at any other time, Landlord agrees that access to such service will be provided to Tenant through use of a key switch or remote or telephone access to computerized building system (with each floor above grade consisting of two (2) zones of approximately one-half ( 1/2) floor, with the grade level portion of the Demised Premises space consisting of one zone and the sixth floor portion of the Demised Premises consisting of one zone), and Tenant shall pay to Landlord, within thirty (30) days of invoice or demand, an Additional Charge for such service at the rate of Thirty-seven and 50/100 Dollars ($37.50) per hour, per zone of the Demised Premises for such services; Landlord shall also make available to Tenant supplemental condenser water capacity to provide up to 100 tons of supplemental cooling 24 hours per day, 365 days per year at the initial rate of Six & 00/100 ($6.00) Dollars per hour utilized (such rates for HVAC and supplemental condenser water being referred to herein as the "HVAC Rates"). The HVAC Rates shall be subject to increase (but not decrease) upon each anniversary of the Rent Commencement Date, by the greater of
(a) the percentage increase (but not decrease) in the CPI in effect on such anniversary over the CPI in effect on date which is twelve months prior to the date for which such increase is being calculated, or (b) the percentage increase (but not decrease) in the utility rates in effect with respect to the Building in effect on such anniversary over the utility rates in effect with respect to the Building on date which is twelve months prior to the date for which such increase is being calculated.

     19.02. The performance by Landlord of its obligation under Section 19.01 in respect of HVAC is conditioned on the connected electric load within the Demised Premises not exceeding the specifications set forth in Exhibit C. Use of the Demised Premises, or any part thereof, in a manner exceeding the HVAC design conditions (including occupancy and connected electrical load), or rearrangement of partitioning which interferes with normal operation of the HVAC in the Demised Premises, or the use of computer or data processing machines or other machines or equipment, may require changes in the HVAC systems servicing the Demised Premises, in order to provide comfortable occupancy. Such changes, so occasioned, shall be made by Tenant, at its expense, as alterations in accordance with the provisions of Article 15, but only to the extent permitted and upon the conditions set forth in Article 15.

               ARTICLE 20 - OTHER SERVICES; SERVICE INTERRUPTION


     20.01. Landlord shall provide elevator service to the Demised Premises during Business Hours on Business Days, and Landlord shall have at least one (1) elevator subject to call at all other times. The use of the elevators shall be subject to the Rules and Regulations.

     20.02. So long as Tenant is not in default under this Lease beyond any applicable notice or cure period, Landlord shall cause the Demised Premises, including the exterior and the interior of the windows thereof, to be cleaned in a manner standard to the Building and in accordance with the standards set forth in Exhibit E. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of
(i) wrongful acts or omissions or the misuse or neglect on the part of Tenant or its subtenants or its or their employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving, consumption of food or beverages, training rooms, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior glass partitions or unusual quantity of interior glass surfaces, and (iv) non-building standard materials or finishes installed by Tenant or at its request, and (b) removal from the Demised Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord's standard cleaning times, and (c) the use of the Demised Premises by Tenant other than during Business Hours on Business Days.

     20.03. Landlord, its cleaning contractor and their employees shall have access to the

Demised Premises after 6:00 P.M. and before 11:00 P.M. and shall have the right to use, without charge therefor, all light, power and water in the Demised Premises reasonably required to clean the Demised Premises as required under
Section 20.02.

     20.04. Landlord shall furnish adequate hot and cold water to the Demised Premises for drinking, lavatory and cleaning purposes. If Tenant uses water for any other purpose Landlord may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of cold water and/or hot water for such other purpose. Tenant shall reimburse Landlord for the quantities of cold water and hot water shown on such meters on demand.

                     ARTICLE 21 - ACCESS, CHANGES AND NAME


     21.01. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Demised Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities and the use thereof, as well as access thereto through the Demised Premises (subject to the provisions of Section 21.04 hereof) for the purpose of operating, maintenance, decoration and repair, are reserved to Landlord. Landlord also reserves the right, to install, erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided such are properly enclosed, do not materially reduce Tenant's usable facilities or unreasonably interfere with Tenant's use of the Demised Premises. Any dispute with regard thereto may be submitted to arbitration in accordance with Article 36.

     21.02. Landlord and its agents shall have the right to enter and/or pass through the Demised Premises at any time or times, upon not less than one (1) days prior notice (except that no such notice shall be required in cases of emergency) (a) to examine the Demised Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers of the Building, and (b) to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make (subject to the provisions of Section 21.04 hereof). Landlord shall (subject to the provisions of Section 21.04 hereof) be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's obligations hereunder. During the period of twelve (12) months prior to the Expiration Date, Landlord and its agents may exhibit the Demised Premises to prospective tenants.

     21.03. If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building or the Common Areas, other than the Demised Premises, is temporarily or permanently closed or inoperable, the same shall not be deemed a constructive eviction and shall not result in any reduction or diminution of Tenant's obligations under this Lease.

     21.04. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof as Landlord shall deem necessary or desirable. In all such events, such repairs and changes shall be commenced and prosecuted diligently by Landlord in a good and workmanlike manner and with as little interference as practicable with Tenant's access to and use of the Building and the Demised Premises. Nothing contained herein shall be construed, however, as requiring Landlord to perform such work at times other than Monday through Friday Business Days and during Business Hours except in cases of emergency. In the event that any such work or repairs shall require Tenant to either: switch to backup power, or vacate the Demised Premises, Landlord shall, except in cases of emergency where such notice is not practicable, provide Tenant with not less than twenty-five (25) days prior notice of such work or repair to permit Tenant to coordinate utilization of its backup equipment and facilities, if required.

     21.05. Landlord may adopt any name for the Building. Landlord reserves the right to change the name and/or address of the Building at any time.

                 ARTICLE 22 - MECHANICS' LIENS AND OTHER LIENS


     22.01. Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord's interest or estate to any liability under any mechanic's or other lien law. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Land, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, service or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction promptly, but in no event later than (20) days after notice by Landlord to Tenant.

                           ARTICLE 23 - NON-LIABILITY


     23.01. Subject to the provisions of Section 13.04 (b) of this Lease, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence or intentional tortious act of Landlord, its agents, servants or employees in the operation or maintenance of the Land or Building without negligence or other tortious conduct on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. Further, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable for, nor shall the provisions of
Section 13.04(b) apply with respect to (a) any such damage caused by other tenants or Persons in, upon or about the Land or Building, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent or culpable, for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant.

     23.02.  [Intentionally Omitted.]

     23.03. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Land and Building (and the proceeds of insurance maintained with respect to the Building, or received by Landlord from a sale of such estate and property, but not the proceeds of any financing or refinancing thereof) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas shall be limited to such estate and property of Landlord (or such insurance or sale proceeds). No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgement (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys. Tenant hereby waives the right of specific performance and any other remedy allowed in equity if specific performance or such other remedy could result in any liability of Landlord for the payment of money to Tenant, or to any court or governmental authority (by way of fines or otherwise) for Landlord's failure or refusal to observe a judicial decree or determination, or to any third party.

                       ARTICLE 24 - DAMAGE OR DESTRUCTION


     24.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 24 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (except for the Tenant's Property) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

     24.02. Subject to the provisions of Section 24.05, if all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, or if a portion of the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty and such damage or destruction prevents Tenant from occupying the Demised Premises, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Demised Premises bears to the total area of the Demised Premises, for the period from the date of the damage or destruction to (a) the date the damage to the Demised Premises shall be substantially repaired, or (b) if the Building and not the Demised Premises is so damaged or destroyed, the date on which the Demised Premises shall be made tenantable; provided, however, should Tenant reoccupy a portion of the Demised Premises during the period the repair or restoration work is taking place and prior to the date that the Demised Premises are substantially repaired or made tenantable the Rent allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Demised Premises bears to the total area of the Demised Premises, shall be payable by Tenant from the date of such occupancy.

     24.03. If (a) the Building or the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or (b) the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than twenty percent (20%) (or ten percent [10%] if such casualty occurs during the last two [2] years of the Term) of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the fire or other casualty. Landlord's right to terminate the Lease pursuant to this paragraph 24.03 in the event of damage or destruction which does not include the Demised Premises, shall be conditioned on Landlord terminating all other space leases in the Building to the extent Landlord shall have such right.

     24.04. Tenant shall not be entitled to terminate this Lease (except as provided in Section 24.08), as the result of any damage or destruction of the Building or the Demised Premises. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 24. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy of the Demised Premises, but Landlord shall not be required to do such repair or restoration work except during Business Hours on Business Days. In the event that any such work or repairs shall require Tenant to either: switch to backup power, or vacate the Demised Premises, Landlord shall, except in cases of emergency where such notice is not practicable, provide Tenant with not less than twenty-five (25) days prior notice of such work or repair to permit Tenant to coordinate utilization of its backup equipment and facilities, if required.


     24.05. Notwithstanding any of the foregoing provisions of this Article 24, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, either (a) Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds

(including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other casualty, or (b) the Demised Premises or the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of the Rent, except to the extent Landlord receives the proceeds of rent insurance with respect to the Rent which would have been payable by Tenant with respect to Demised Premises. Further, nothing contained in this Article 24 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty.

     24.06. Landlord will not carry insurance of any kind on the Tenant's Property, and, except as provided by law or by reason of Landlord's breach of any of its obligations hereunder, shall not be obligated to repair any damage to or replace the Tenant's Property.

     24.07. The provisions of this Article 24 shall be deemed an express agreement governing any case of damage or destruction of the Demised Premises and/or Building by fire or other casualty, and any law providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

     24.08 In the event of (i) damage or destruction with respect to the Demised Premises which prevents the use and occupancy of more than fifty (50%) of the Demised Premises by Tenant, or (ii) damage or destruction with respect to the Building the repair or restoration of which requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than twenty-five percent (25%) of the full insurable value of the Building immediately prior to the casualty, then in either of such events Landlord shall and Tenant (provided Tenant is not in monetary default under this Lease beyond any applicable notice and cure period and such damage or destruction prevents the use and occupancy of the Demised Premises by Tenant) shall have the right to request within thirty (30) days after such event the Architect to determine the estimated time for restoration. The Landlord shall cause the Architect to provide notice to Landlord and Tenant of such determination (the "Architect's Notice") within thirty (30) days after notice from Landlord or Tenant requesting such determination. Any dispute with respect to such determination may be submitted to arbitration pursuant to Article 36 of this Lease. If the Architect determines that the restoration of same is estimated to take more than twelve
(12) months from the date of the casualty, Landlord and Tenant shall each (provided, however that Tenant's right shall be conditioned upon (i) Tenant not being in monetary or material non-monetary default under this Lease beyond any applicable notice and cure period and (ii) Tenant being prevented from using and occupying the Demised Premises for a period of not less than twelve months as estimated by such contractor or architect; and Landlord's right shall be conditioned on Landlord terminating all other space leases in the Building to the extent Landlord shall have such right) have the right to terminate this Lease, upon thirty (30) days prior written notice to the other, given within thirty (30) days of the Architect's Notice. Landlord's right to terminate the Lease pursuant to this Section shall be in addition to and not in limitation of Landlord's other rights pursuant to this Article 24. Nothing contained herein shall be construed as limiting Landlord's right to collect the full amount of the proceeds of rent insurance or business interruption insurance. If, such restoration is not substantially completed with respect to the Demised Premises within eleven (11) months from the date of the casualty (which period may be extended by Landlord up to six (6) months by reason of Unavoidable Delays) (herein the "Restoration Period"), Tenant shall have the right, upon not less than thirty (30) days prior written notice given not later than the thirty (30) days prior to the expiration of the Restoration Period, to terminate this Lease, unless Landlord is diligently proceeding with such repairs and such restoration is substantially completed within such thirty
(30) day notice period.


                          ARTICLE 25 - EMINENT DOMAIN


     25.01 If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If 25% or less of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than 25% of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon notice given to the other party within 30 days after such taking possession. If more than 25% of the Floor Space of the Building shall be so taken or conveyed, Landlord may, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If so much of the parking facilities shall be so taken or conveyed that the number of parking spaces necessary, in Landlord's reasonable judgment, for the continued operation of the Building shall not be available, Landlord shall, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining Floor Space of the Demised Premises. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land or for the unexpired portion of the term of any Superior Lease), make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit, except for the Tenant's Property, and Tenant shall make all alterations or replacements to the Tenant's Property and decorations in the Demised Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Demised Premised or otherwise, shall be the property of Landlord, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant's Property and for loss of business, good will, and depreciation or injury to and cost of removal of the Tenant's Property, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.

     25.02. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of the Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date. All monies to be paid to Tenant as, or as part of, an award or payment for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be received, held and applied by the first Superior Mortgagee (or if there is no Superior Mortgagee, by Landlord as a trust fund) for payment of the Rent becoming due hereunder.

                             ARTICLE 26 - SURRENDER


     26.01. On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this Lease.

     26.02. If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be one and one quarter times the Fixed Rent in effect during the last month of the Term for the first month of such holdover, one and one half times the Fixed Rent in effect during the last month of the Term for the second month of such holdover, one and three quarters times the Fixed Rent in effect during the last month of the Term for the third month of such holdover, and thereafter twice the Fixed Rent in effect during the last month of the Term.

     26.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

                     ARTICLE 27 - CONDITIONS OF LIMITATION


     27.01. This Lease is subject to the limitation that whenever Tenant or any Guarantor (a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States
Code) or any similar order or decree under any federal or state law, now in existence, or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within 60 days after entry, or
(c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharged of his duties within 60 days of his appointment, then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 29.

     27.02. This Lease is subject to the further limitations that: (a) if Tenant shall default in the payment of any Rent and such Rent shall not be paid within five (5) days after notice or invoice, or (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within twenty (20) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of twenty (20) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor to prosecution for a crime (as more particularly described in the last sentence of Section 12.02) or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said twenty (20) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said twenty
(20) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice by Landlord, or (c) if any event shall occur or any contingency shall arise whereby this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 29.

                       ARTICLE 28 - RE-ENTRY BY LANDLORD


     28.01. If Tenant shall default in the payment of any Rent and such Rent shall not be paid within five (5) days after notice or invoice, or if this Lease shall terminate as provided in Article 27, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter," as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of
Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 29.

     28.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

     28.03. If this Lease shall terminate under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this
Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as Advance Rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 29 or pursuant to law.

                              ARTICLE 29 - DAMAGES


     29.01. If this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Charges to Landlord, at the election of Landlord, either or any combination (but without duplication) of:

     (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were the average monthly Additional Charges payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, over (ii) the aggregate rental value of the Demised Premises for the same period; or

     (b) sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (b) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

     If the Demised Premises or any part thereof should be relet by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be presumed to be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease. Landlord shall use commercially reasonable efforts to relet the Demised Premises to mitigate Landlord's damages. In addition to any other damages recoverable by Landlord pursuant to Section
29.01 hereof, Landlord shall be entitled, in addition to such costs and expenses as Landlord may incur or be entitled to recover from Tenant, a reletting fee in amount equal to two and one half percent (2-1/2%) of the gross rentals payable under any lease(s) entered into with any replacement tenant(s) for the Demised Premises or any part thereof for the portion of the term of the lease entered into with the replacement tenant which is co-terminous with the term of this Lease (herein the "Reletting Override"). The parties agree that the Reletting Override is fair and reasonable and that such fee shall be in addition to any brokerage fees or commissions payable to third parties. For the purposes hereof, "commercially reasonable efforts" shall mean the following actions, which actions shall create an irrebuttable presumption that Landlord has fulfilled such obligation: (i) Landlord shall include the availability of the Demised Premises in Landlord's monthly listing to brokers (if any), commencing with the first such report (if any) issued following Landlord's recovery of possession of the Demised Premises, and ending upon re-leasing of the Demised Premises; and (ii) Landlord shall include the availability of the Demised Premises in Landlord's periodic real estate guide (if any), commencing with the first such guide (if any) issued following Landlord's recovery of possession of the Demised Premises, and ending upon re-leasing of the Demised Premises; and
(iii) Landlord shall hold an "Open House" for the Demised Premises within sixty
(60) days of Landlord's recovery of possession of the Demised Premises, or (iv) in lieu of (i), (ii) and (iii) of this paragraph, upon Tenant's written request, Landlord shall engage an independent commercial real estate broker to relet the Demised Premises, the cost and expense of which shall be an element of Landlord's damages in addition to any other damages recoverable pursuant to
Section 29.01 hereof. Nothing contained herein shall require Landlord to relet the Demised Premises prior to or with any preference over the leasing of any other similar premises of Landlord or any affiliate of Landlord, nor shall any rental of such other premises reduce the damages which Landlord would be entitled to recover from Tenant. In the event Tenant, on behalf of itself or any and all persons claiming through or under Tenant, attempts to raise a defense or assert any affirmative obligations on Landlord's part to mitigate such damages or relet the Demised Premises other than a defense or assertion that Landlord has failed to mitigate damages as expressly provided in this Section, Tenant shall reimburse Landlord for any costs and expenses incurred by Landlord as a result of any such defense or assertion, including but not limited to Landlord's attorneys' fees incurred in connection therewith.

     29.02. Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 27, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section
29.01. 29.03.  In addition, if this Lease is terminated under the provisions of
Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of Article 28, Tenant covenants that: (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the Expiration Date; (b) Tenant shall have performed prior to any such termination any obligation of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and (c) for the breach of any covenant of Tenant set forth above in this Section 29.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

     29.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Article 29, if any Rent or damages payable hereunder by Tenant to Landlord are not paid upon demand therefor, the same shall bear interest at the Late Payment Rate or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amounts of such interest shall be Additional Charges hereunder.

     29.05. In addition to any remedies which Landlord may have under this Lease, if there shall be a default hereunder by Tenant which shall not have been remedied within the applicable grace period, Landlord shall not be obligated to furnish to Tenant or the Demised Premises any HVAC services outside of Business Hours or Business Days, or any extra or additional cleaning services; and the discontinuance of any one or more such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant's covenants and obligations under this Lease.

                        ARTICLE 30 - AFFIRMATIVE WAIVERS


     30.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

     30.02. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Demised Premises and use of the Common Area, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Demised Premises, other than mandatory or compulsory counterclaims.

                            ARTICLE 31 - NO WAIVERS


     31.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

                     ARTICLE 32 - CURING TENANT'S DEFAULTS


     32.01. If Tenant shall default in the performance of any of Tenant's obligations under this Lease beyond any applicable notice and cure periods, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of twenty (20) days from the date Landlord gives Tenant notice of the default. Any costs or expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and interest on all sums advanced by Landlord under this Article at the Late Payment Rate or the maximum rate permitted by law, whichever is less, shall be payable by Tenant within thirty (30) days of demand and, in addition to any other rights or remedies of Landlord under this Lease, any bills received by Landlord for same may be sent by Landlord to Tenant for payment by Tenant monthly, or immediately, at Landlord's option.

     32.02. If Landlord shall default in the performance of any of Landlord's obligations under this Lease beyond any applicable notice or cure period, Tenant, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Landlord, without notice in a case of emergency posing a threat to life or safety, and in any other case only if such default continues after the expiration of sixty (60) days from the date Tenant gives Landlord notice of the default, unless Landlord has commenced and is then diligently pursuing such cure. In the event of an emergency (such emergency posing a threat to life or safety) Tenant shall have the right to perform such obligation itself and seek reimbursement from Landlord, but Tenant shall, where practicable, endeavor to give Landlord reasonable notice and the opportunity to cure such emergency. Any costs or expenses incurred by Tenant in connection with any such performance by it for the account of Landlord, and interest on all sums advanced by Tenant under this Article at the rate of ten percent (10%) per annum, or the maximum rate permitted by law, whichever is less, shall be payable by Landlord within thirty
(30) days of demand and, in addition to any other rights or remedies of Tenant under this Lease, any bills received by Tenant for same may be sent by Tenant to Landlord for payment by Landlord monthly, or immediately, at Tenant's option. In no event shall the failure of Landlord to perform any repair or other obligation which is the subject matter hereof, whether or not requested by Tenant, be deemed to be an acknowledgment that the Landlord had a duty or obligation to perform the same. In the event Landlord disputes the necessity of the performance of the repair or other obligation in question, its obligations to make same, or the cost thereof, or if Landlord fails to pay same when due hereunder, Tenant's remedy shall, subject to Landlord's and Tenant's option to require arbitration of such claim under Article 36 hereof, be an action at law to recover such claimed amount and Tenant shall not, in any case, be entitled to any offsets or deductions from Rent. Nothing contained in this Section 32.02 shall be construed to allow or permit Tenant to deduct or offset or reduce any amounts due against any Rent under this Lease.

  32.03. In any litigation between the parties regarding this Lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs including reasonable attorney's fees incurred by the prevailing party. A party shall be considered the prevailing party if:

  (i) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before arbitration (after it is scheduled), trial, or judgment; or

  (ii) the other party withdraws its action without substantially obtaining the relief it sought.



                              ARTICLE 33 - BROKER


     33.01. Tenant represents that no broker except the Broker was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker pursuant to a separate agreement between Landlord and the Broker.

                              ARTICLE 34 - NOTICES


     34.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement, shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered, sent by recognized overnight courier providing receipted delivery, such as Federal Express, or UPS, or sent by United States registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building), as to Tenant to the attention of

General Counsel and as to Landlord, to the attention of General Counsel with a concurrent notice to the attention of Controller, and shall be deemed to have been given, rendered or made on the day of delivery or refusal. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it. In addition, upon and to the extent requested by Landlord, copies of notices shall be sent to the Superior Mortgagee.

                       ARTICLE 35 - ESTOPPEL CERTIFICATES


     35.01. Each party shall, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, execute and deliver to the requesting party a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event; any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request.

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

                            ARTICLE 36 - ARBITRATION


     36.01. Landlord may at any time request arbitration, and Tenant may at any time when not in default in the payment of any Rent request arbitration, of any matter in dispute but only where arbitration is expressly provided for in this Lease. If Tenant desires to arbitrate any demand by Landlord for compliance with any provision of this Lease, Tenant shall as a condition of Tenant's right to require arbitration, comply with such demand during the pendency of such arbitration proceeding. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, in accordance with the rules then obtaining of the American Arbitration Association (or any comparable organization designated by Landlord). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof. If Tenant gives notice requesting arbitration as provided in this Article, Tenant shall simultaneously serve a duplicate of the notice on each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant, and such Superior Mortgagees and Superior Lessor shall have the right to participate in such arbitration. In the event such arbitration is with respect to a matter concerning a determination by the Architect, such arbitration shall be conducted in accordance with the construction industry rules of the American Arbitration Association on an expedited bases (or their substantial equivalent, if such arbitration is conducted by an alternative organization providing alternative dispute resolution services).

                        ARTICLE 37 - MEMORANDUM OF LEASE


     37.01. Tenant shall not record this Lease. However, at the request of Landlord or Tenant, each party shall promptly execute, acknowledge and deliver to the other a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease. Whichever party records such memorandum of Lease shall pay all recording costs and expenses, including any taxes that are due upon such recording.

                       ARTICLE 38 - INTENTIONALLY OMITTED

                           ARTICLE 39 - MISCELLANEOUS


     39.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith. The submission of this Lease to Tenant does not constitute by Landlord a reservation of, or an option to Tenant for, the Demised Premises, or an offer to lease on the terms set forth herein and this Lease shall become effective as a lease agreement only upon execution and delivery thereof by Landlord and Tenant.

     39.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

     39.03. If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant's Property in connection with such subletting or letting.

     39.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section 39.04 shall not be construed as modifying the conditions of limitation contained in
Article 27.

     39.05. Except for Tenant's obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of its respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any Unavoidable Delay (subject to the limits on extensions for Unavoidable Delay expressly provided for in this Lease). The extension shall be limited to the duration of the Unavoidable Delay measured from the date notice thereof is given by one party to the other. Except as expressly provided to the contrary, the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, (a) because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 39.05, or (b) because of any failure or defect in the supply, quality or character of electricity, water or any other utility or service furnished to the Demised Premises for any reason beyond Landlord's reasonable control.

     39.06. Any liability for payments hereunder (including, without limitation, Additional Charges) shall survive the expiration of the Term or earlier termination of this Lease.

     39.07. If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant's sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or where as a matter of law Landlord may not unreasonably withhold its consent. Notwithstanding the foregoing to the contrary, in the event Landlord wrongfully withholds its consent to a proposed assignment or subletting, Tenant shall have the right to pursue an action for its actual direct damages. In no event shall Landlord be liable for any consequential or exemplary damages, or any damages in excess of the Fixed Rent and Additional Charges (other than Tenant's share of the Excess Amount) payable by Tenant for the period of such proposed sublease or assignment.

     39.08. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the Person causing or authorized to cause such excavation, license to enter the Demised Premises for the purpose of performing such work as said Person shall reasonably deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this Lease.

     39.09. Tenant shall not exercise its rights under Article 15 or any other provision of this Lease in a manner which would violate Landlord's union contracts or create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

     39.10. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Demised Premises for which Landlord might be liable, (b) any fire or other casualty in the Demised Premises, (c) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Demised Premises or any part thereof.

     39.11. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. Tenant hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Lease may be brought in the Courts of the State of New Jersey, or the Federal District Court for the District of New Jersey, as Landlord may elect. By execution and delivery of this Lease, Tenant hereby irrevocably accepts and submits generally and unconditionally for itself and with respect to its properties, to the jurisdiction of any such court in any such action or proceeding, and hereby waives in the case of any such action or proceeding brought in the courts of the State of New Jersey, or Federal District Court for the District of New Jersey, any defenses based on jurisdiction, venue or forum non conveniens. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. In the event Landlord permits Tenant to examine Landlord's books and records with respect to any Additional Charge imposed under this Lease, such examination shall be conducted at Tenant's sole cost and expense and shall be conditioned upon Tenant performing such examination utilizing Tenant's own employees or retaining an independent accounting firm for such purposes who or which shall not be compensated on any type of contingent fee basis with respect to such examination. Wherever in this Lease or by law Landlord or Tenant is authorized to charge or recover costs and expenses for legal services or attorneys' fees, same shall include, without limitation, the costs and expenses for in-house or staff legal counsel or outside counsel at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arms length third party agreement for such services.

     39.12. Within thirty (30) days of each anniversary date of this Lease, Tenant shall annually furnish to Landlord a copy of its then current audited financial statement which shall be employed by Landlord for purposes of financing the Premises and not distributed otherwise without prior authorization of Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                              Landlord

                              90 Hudson Street L.L.C., a New Jersey limited liability company
                              By: Hartz Mountain Industries, Inc., a New York corporation, its managing member


                              By:
                                 -----------------------------------
                                    Name:  Irwin A. Horowitz
                                    Title: Executive Vice President



                              Tenant

                              National Discount Brokers Group, Inc.,
                                    A Delaware corporation


                              By:
                                 -----------------------------------
                                    Name:
                                    Title:

RIDER TO LEASE AGREEMENT DATED MAY__, 1999 BETWEEN 90 HUDSON STREET L.L.C. ("LANDLORD") AND NATIONAL DISCOUNT BROKERS GROUP, INC. ("TENANT")
___________________________________________________________________________

     R1.  Rider Governs. If any of the provisions of this Rider shall conflict
          -------------
with any of the provisions, printed or typewritten, of this Lease, such conflict shall be resolved in every instance in favor of the provisions of this Rider.

     R2.  Renewal Options.   Provided Tenant is not in default of its monetary
          ---------------
or material non-monetary obligations under this Lease beyond any applicable notice and cure periods, Tenant, shall, subject to the provisions of sub-section 5 hereof, have two (2) options to extend the Term of its lease of the Demised Premises, from the date upon which this Lease would otherwise expire for an extended period of five (5) years (each herein referred to as an "Extended Period", the first of which referred to as the "First Extended Period" and the second referred to as the "Second Extended Period" respectively), upon the following terms and conditions:

          1. If Tenant elects to exercise any one or both of said options, it shall do so by giving notice of such election to Landlord on or before the date which is one (1) year before the beginning of the Extended Period for which the Term is to be extended by the exercise of such option. Tenant agrees that it shall have forever waived its right to exercise any such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided herein for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of each such option.

          2. If Tenant elects to exercise any one or both of said options, the Term shall be automatically extended for the Extended Period covered by the option so exercised without execution of an extension or renewal lease. Within ten (10) days after request of either party following the effective exercise of any such option, however, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such option was effectively exercised.

          3. Each Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of such Extended Period; provided, however, that Tenant shall have no right or option to extend the Term for any period of time beyond the expiration of the Second Extended Period and, provided further, that in the Extended Period(s) the Fixed Rent shall be as follows:

          The Fixed Rent during the Extended Periods shall be at ninety-five percent (95%) of Fair Market Value ("FMV"). FMV shall be determined by mutual agreement of the parties. If the parties are unable to agree on the FMV within thirty (30) days of Tenant's exercise of its option, the parties shall choose a licensed Real

          Estate Appraiser who shall determine the FMV. The cost of said Real Estate Appraiser shall be borne equally by the parties. If the parties are unable to agree on a licensed Real Estate Appraiser within forty-five (45) days of Tenant's exercise of its option, each party shall select one Appraiser to appraise the FMV. All appraisals shall be rendered within thirty (30) days of appointment of the respective Appraiser appointed under this paragraph. If the difference between the two appraisals is 20% or less of the lower appraisal, then the FMV shall be the average of the two appraisals. If the difference between the two appraisals is greater than 20% of the lower appraisal, the two Appraisers shall select a third licensed Real Estate Appraiser to appraise the FMV. The FMV shall in such case be the average of the three appraisals. The cost of the third appraisal shall be borne equally by the parties.

          Anything to the contrary contained herein notwithstanding, the Fixed Rent for the Extended Periods shall not be less than the Fixed Rent for the period immediately preceding the Extended Period for which the Fixed Rent is being calculated.

     4. Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period(s) not yet exercised.

     5. If Tenant at any time during the Term (including, but not limited to the First Extended Period has (other than to an Affiliate of Tenant) assigned this Lease or sublet all or more than fifty percent (50%) of the Demised Premises and is itself not in occupation and conducting business in at least one half (1/2) of the Demised Premises in accordance with the terms of this Lease, the renewal options granted pursuant to this Section R2 shall be limited to the First Extended, if such sublease, assignment or failure to occupy occurs during the original Term; and if such sublease, assignment, or failure to occupy occurs during the First Extended Period; the Second Extended Period shall expire on the date which is five (5) years after the date of such sublease or assignment.

     6. The options provided herein to extend the Term of the Lease may not be severed from the Lease or separately sold, assigned or otherwise transferred.

     R3.   Tenant Allowance.  Landlord agrees that provided this Lease is in
           ----------------
full force and effect, Landlord shall contribute the sum of Twenty-seven &00/100 Dollars ($27.00) multiplied by the Floor Space of the Demised Premises (Landlord's Contribution) towards the cost of Tenant's Work and Tenant's furniture, fixtures and equipment to be installed at the Demised Premises, and the ancillary costs actually incurred by Tenant in connection with Tenant's preparation of and move to the Demised Premises, including Tenant's moving costs, and Tenant's architectural, engineering and filing fees (collectively, "Ancillary Costs"), on the terms set forth below:

     (A) Landlord's Contribution shall be paid monthly as work progress, in proportion to the total work to be completed, subject to certification by Tenant's architect (i) as to the percentage completed and (ii) that the total amount of Tenant's Work completed (inclusive of Tenant's Ancillary Costs) is estimated to be not less than Twenty-seven &00/100 Dollars ($27.00) multiplied by the number of square feet of Floor Space of the Demised Premises. At, Tenant's option, Landlord shall pay Landlord's Contribution directly to Tenant's contractors, suppliers or materialmen, as directed by Tenant.

     (B) Prior to and as a condition precedent to Landlord's obligation to make such payments, Tenant shall deliver to Landlord: (i) lien waivers executed by Tenant's general contractor and all subcontractors, materialmen and suppliers, such partial lien waivers to be accompanied by affidavits of Tenant's general contractor setting forth the names of all such subcontractors, materialmen and suppliers; (ii) an affidavit from the architect having supervision over Tenant's Work, to the effect that such Tenant's Work has been performed in accordance with the plans and specifications approved by Landlord and in compliance with all Legal Requirements.

     (C) In addition to Landlord's Contribution Landlord agrees that provided this Lease is in full force and effect, Landlord shall contribute the sum of $156,948 (the "Raised Floor Allowance") to be applied to the cost of the installation of an eight inch concrete filled raised floor by Tenant on the portion of the Demised Premises located on the fifth floor of the Building on the terms set forth below: Landlord's Raised Floor Allowance shall be paid upon lien free completion of such installation by Tenant as certified by Tenant's architect. Prior to and as a condition precedent to Landlord's obligation to make such payment, Tenant shall deliver to Landlord: (i) lien waivers executed by Tenant's general contractor and all subcontractors, materialmen and suppliers, such partial lien waivers to be accompanied by affidavits of Tenant's general contractor setting forth the names of all such subcontractors, materialmen and suppliers; (ii) an affidavit from the architect having supervision over Tenant's Work, to the effect that such installation has been performed in accordance with the plans and specifications approved by Landlord and in compliance with all Legal Requirements.

     (D) If Landlord defaults in the payment of Landlord's Contribution or the Raised Floor Allowance, and such default is not cured within thirty (30) days after notice, then Tenant shall have the right to recoup, by offsetting against the next installment(s) of Fixed Rent and Additional Charges due hereunder, an amount equal to any portion of the Landlord's Contribution or the Raised Floor Allowance as to which Landlord is in default, together with interest at the rate of ten percent (10%) per annum on any outstanding amount not so offset.



     R4.  Delivery of Demised Premises; Milestone Dates.  Landlord shall use its
          ---------------------------------------------
reasonable efforts to cause the Tenant Possession Date to occur by June 1, 1999, subject to delays caused by Tenant or its agents or contractors, or other Unavoidable Delays. Landlord shall use its reasonable efforts to cause the Ready Date to occur by January 1, 2000, subject to delays caused by Tenant or its agents or contractors, or other Unavoidable Delays. In the event that the Tenant Possession

Date does not occur by January 1, 2000 (the "Outside Date for Possession") Tenant shall have the right upon thirty (30) days prior written notice to terminate this Lease, provided however that the Outside Date for Possession may be extended by Landlord for Unavoidable Delays to July 1, 2000.

     The following items of Landlord's Work will be performed in accordance with a timing schedule listed below, by item. In the event these items of Landlord's Work are not completed by the dates designated, the Rent Commencement Date shall be postponed (but without duplication of any postponement or abatement otherwise provided in this Lease as the result of late completion of Landlord's Work) by one (1) day for each day of delay, in the event such delay is the cause of a corresponding delay in Tenant's ability to obtain a certificate of occupancy for the Demised Premises, for up to sixty (60) days of delay, and by two (2) days for each day of delay thereafter, in the event such delay is the cause of a corresponding delay in Tenant's ability to obtain a certificate of occupancy for the Demised Premises:

(a) Landlord shall increase the capacity of the existing men's room design in compliance with ADA requirements, in accordance with Exhibit J.

(b) Landlord will provide Tenant with access to the Generator Space by June 1, 1999.

(c) Landlord to deliver an additional tonnage of condensed water for supplemental HVAC, to be substantially completed as per Exhibit J or within sixty (60) days from receipt and approval of Tenant's construction drawings, which ever is later.

(d) Main sprinkler loop to be substantially completed as per Exhibit J or within sixty (60) days from receipt and approval of Tenant's construction drawings, which ever is later.

     R5.   Operating Expense Exclusions. The items making up Operating Expenses
           ----------------------------
shall not include the following:

     (i) Amounts by which such costs to Landlord are actually reduced by refunds, credits, reductions or other allowances actually received by Landlord or for which Landlord is reimbursed by Tenant (other than through operating expense provisions);

     (ii) Interest or principal on mortgages of the Land and Building, if any, and costs relating to financing or refinancing, rents under underlying leases, and other charges under underlying leases not otherwise includable in Operating Expenses;

     (iii) Rent concessions or expenditures for any alteration, renovation, redecoration or finish of any other tenant space in the Building whether performed in connection with the occupancy of such space by a new tenant or in connection with a renewal of a lease for such space by the existing tenant thereof or the relocation of a tenant or otherwise;

     (iv) Leasing commissions, marketing and advertising costs related to leasing space in the Building and all finder's fees and all other leasing expenses incurred in procuring tenants, including without limitation, tenant space preparation and relocation costs;

     (v) The cost of repairs, replacements or other work incurred by reason of fire, casualty, or condemnation to the extent same is reimbursed by insurance proceeds, provided that if any non-reimbursement is due to Landlord's failure to pay the applicable insurance premiums or Landlord is otherwise at fault for such non-reimbursement, then such non-reimbursed amounts shall not be included Operating Expenses;

     (vi) Any operating expenses, not otherwise provided for in this Lease, representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship;

     (vii) Costs and expenses for legal, accounting and other professional services (including, but not limited to, costs and expenses for in-house or staff legal counsel or outside counsel) incurred in connection with any negotiation of any lease in the Building, enforcement of lease provisions (other than relating to Common Areas or Rules and Regulations) or the collection of rent;

     (viii) (A) Capital improvements in connection with the foundation, structural steel and concrete of the Building, steel and concrete components of the roof structure, and the Building facade, and (B) Capital improvements by Landlord except as follows: to the extent any of the expenditures by Landlord making up Operating Expenses hereunder would be classified as capital expenditure items pursuant to generally accepted accounting principles, and are not included in the immediately preceding clause (A) above, then only an amount, per annum, equal to the cost of such item amortized over the useful life of such item, as reasonably determined by Landlord, together with interest thereon at the Prime Rate as announced in the Wall Street Journal (or a successor index reasonably selected by Landlord), plus 2% per annum, shall be included annually in Operating Expenses with respect to such item(s);

     (ix) Income and franchise taxes of Landlord including corporate, unincorporated business, estate or inheritance, value-added, transfer, transfer gains, succession, capital stock, excise, excess profit, gift, foreign ownership or control, payroll, mortgage recording or stamp tax or any other similar tax or charges imposed upon or assessed against Landlord, including any other tax, assessment, charge or levy on the rent reserved under leases, including this Lease, provided however, that nothing in this R8.(ix) shall be deemed to limit the provisions of Section 6.01 hereof;

     (x) Lease takeover or termination costs incurred by Landlord in connection with any other lease in the Building, including any payments required to be made in connection with the termination of such lease.

     (xi) Depreciation and amortization in connection with the Building or the Building equipment, fixtures, or systems except as otherwise specifically provided in Section R5(viii);

     (xii) The cost of electricity (including applicable taxes) and other utilities furnished directly to leased areas of the Building (other than the Demised Premises and the Common Areas) as measured by meters, or if there be no meters, as determined by a reputable independent electrical consultant, and the cost of other utilities furnished to such other leased areas of the Building as measured by meters or, if there be no meters, as determined by a reputable independent consultant;

     (xiii) Salaries, fringe benefits, administrative expenses and any other compensation of personnel above the grade of vice president, property management or equally held positions;

     (xiv)  Real Estate Taxes (which are provided for in Section 6.01 hereof);

     (xv) Costs incurred in operating the Parking Facilities for the Building, except to the extent the cost of operating the Parking Facilities exceeds the revenues generated from operating the Parking Facilities;

     (xvi) Costs incurred by Landlord in preparing the Demised Premises for Tenant's initial occupancy;

     (xvii) Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

     (xviii) Costs arising from Landlord's political or charitable contributions;

     (xix) Compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

     (xx) Any interest, fine, penalty or other late charge payable by Landlord (other than if caused by the act of Tenant, or Tenant's agents or invitees) except to the extent that the cost of avoiding liability for such interest, fine, penalty or other late charge exceeds the amount thereof or any increase in insurance premium or charge resulting from Landlord's violation of any Legal Requirements or insurance requirement;

     (xxi) Items and services that Landlord provides selectively to one or more tenants of the Building other than Tenant, without reimbursement;

     (xxii) Costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy hazardous wastes or asbestos containing materials from the Land unless the wastes or asbestos containing materials were in or on the Land because of Tenant's negligence or intentional acts; and

     (xxiii)   Landlord's general corporate overhead including costs associated with operating the business of the Landlord entity, as distinguished from the costs of operating the Building and the Land, including accounting and legal matters, costs of selling or syndication of any of Landlord's interest in the Building, including attorneys' fees and costs of settlement, judgments and payments in lieu thereof, arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord (other than those relating to the operation of the Building and Land).

     R6.  Parking.  Tenant shall be allocated, during the Term, sixty (60)
          -------
automobile parking spaces, in the Parking Facility in locations to be designated by Landlord from time to time for the parking of automobiles for Tenant's employees and related ancillary parking for Tenant's visitors, in accordance with the plan annexed hereto as Exhibit B-1; Landlord shall reserve five (5) of such spaces for Tenant in locations which shall be in reasonably close proximity to the Parking Facility elevator and reserve, out of the sixty (60) spaces allocated to Tenant, three (3) additional spaces adjacent to the Generator Space. In the event that up to five additional automobile parking spaces shall become available, Landlord shall have the right to cause Tenant to lease such spaces on the terms and provisions provided for in this Paragraph R6. Tenant shall pay to Landlord as additional Fixed Rent the following amounts: from the Rent Commencement Date through the date which is the day before the fifth anniversary of the Rent Commencement Date (i.e. yrs. 1-5) - Two Hundred Dollars ($200.00) per parking space, per month; from the fifth anniversary of the Rent Commencement Date through the date which is the day before the tenth anniversary of the Rent Commencement Date (i.e. yrs. 6-10) - Two Hundred Thirty Dollars ($230.00) per parking space, per month; from the tenth anniversary of the Rent Commencement Date through the date which is the day before the original Expiration Date (i.e. yrs. 11-15) - Two Hundred Sixty-four & 50/100 Dollars ($264.50) per parking space, per month. Any use by Tenant of the Parking Facility at times other than on Business Days and during Business Hours shall be at Tenant's sole risk and cost and without additional cost or expense to Landlord. In the event Tenant elects to install backup generators or related equipment in the Parking Facility in accordance with Section R7 hereof, any space occupied by such generator(s) or equipment (including, but not limited to the space designated on Exhibit G), shall reduce the parking spaces allocated to Tenant.

     Landlord reserves the right to temporarily relocate all or any portion of the Tenant Spaces during such time as Landlord is constructing any alterations
or additions to the Building or the Development.   In the event of such
temporary relocation, same shall be upon not less than thirty (30) days prior written notice to Tenant and alternate parking facilities shall be provided within a reasonable distance of the Building subject to Tenant's approval, which shall not be unreasonably withheld or delayed.

     R7.  Backup Generator.  Tenant shall have the right, subject to the
          -----------------
provisions of Article 15 and Section 39.09 of this Lease, to utilize, at Tenant's sole cost and expense, a portion of the P2 parking level of the Building for the installation and maintenance of [two 350 KVA generators (or one 800 KVA generator if it is capable of fitting in the space provided for the 350 KVA generators) to service the Demised Premises. Such generator(s) shall be located in an area designated in Exhibit G or such other space reasonably designated by Landlord (herein the "Generator Space"). In addition Tenant shall have the right, subject to the provisions of Article 15 and Section
39.09 of this Lease, to utilize, at Tenant's sole cost and expense, an additional portion of the P2 parking level of the Building, in the area designated on Exhibit G, for the installation and maintenance of up to two additional 800 KVA generators, if they are capable of fitting in such space, to service the Demised Premises (herein the "Additional Generator Space"). Tenant shall pay Fixed Rent and Additional Charges to Landlord for the space included in the Generator Space and the Additional Generator Space at the same rental rates in effect per square foot of Floor Space of the Demised Premises. Tenant shall indemnify and hold Landlord any all Superior Lessors and Superior Mortgagees harmless from all loss, damage, cost, liability and expense arising out of or related to the installation, maintenance, existence or operation of such generator(s).

     R8.  Gross-up of Operating Expenses. If the Building is not ninety-five
          -------------------------------
percent (95%) occupied during the Base Year or any period for which Operating Expenses are being calculated, Landlord will, for purposes of determining Tenant's Fraction of Operating Expenses, make a mathematical adjustment to such Operating Expenses to approximate what they would have been in Landlord's reasonable judgment had the Building been ninety-five percent (95%) occupied during such period.

     R9. Twenty-Four Hour Access.  Tenant shall be permitted access to the
         -----------------------
Building twenty-four hours per day, seven days per week, subject however to any temporary closure required do to emergency or to effect repairs or maintenance to the Building in accordance with the terms of this Lease.

     R10.  Tenant Directories.  Tenant shall, subject to the provisions of
           ------------------
Article 15 have the right to list its name and the name of its employees, affiliates and subsidiaries on the directories in the Building, if any.

     R11.  Satellite Antenna.  Subject to the provisions of Article 15 of this
           -----------------
Lease, Tenant shall have the right, at Tenant's sole cost and expense, to install and maintain satellite dish and/or microwave antenna on the roof of the Building in a location to be designated by Landlord, as more particularly set forth on Exhibit K, provided, however that (i) such satellite dish and antennae shall be for Tenant's sole and exclusive use, and (ii) the size and location of such units shall not adversely effect the structural or architectural integrity of the Building, or adversely affect the roof structure or roof membrane. Tenant shall indemnify and hold Landlord and any Superior Lessors and Superior Mortgagees harmless from all loss, damage, cost, liability and expense arising out of or related to the installation, maintenance, existence or operation of such satellite dish or antenna or any other equipment of Tenant as may be located on the roof or in the penthouse of the Building.

     R12.  Tenant Use of Construction Hoist.  Landlord agrees to provide Tenant
           --------------------------------
with non-exclusive access to the Landlord's construction hoist, or other elevator as may be designated by Landlord for the performance of Tenant's Work, for up to three hours each day

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

(or as otherwise reasonably requested by Tenant,) during normal Business Hours, after the commencement of Tenant's Work, but not before the Tenant Possession Date, at such times as Landlord may designate; provided, however, that the use of such hoist or elevator for the performance of Tenant's Work shall be at no cost or expense to Tenant (except that Tenant shall reimburse Landlord for Landlord's actually incurred reasonable incremental costs due to Tenant's use of the construction hoist or elevator during non-Business Hours).

     R13. Tenant Stairwell. Subject to the provisions of Article 15 of this
          ----------------
Lease, Tenant shall have the right, at Tenant's sole cost and expense, to penetrate the slab of the Building between Tenant occupied floors of the Demised Premises for the express purpose of installing and maintaining an internal staircase(s), within the Demised Premises, provided, however, that the size and location of such staircase(s) would not in Landlord's reasonable judgment adversely affect the structural or architectural integrity of the Building, and shall in all respects be subject to Landlord's reasonable approval. Tenant shall indemnify and hold Landlord and any Superior Lessors and Superior Mortgagees harmless from all loss, damage, cost, liability and expense arising out of or related to the installation, maintenance and existence of such staircase(s). Tenant shall, at Landlord's option remove such stairwell and repair such penetrations, at Tenant's sole cost and expense, upon the expiration or earlier termination of this Lease. Landlord shall upon approval of Tenant's plans for such stairwell, notify Tenant of Landlord's election to either permit such staircase to remain or to require removal of such staircase and the repair of such penetration upon the expiration or earlier termination of this Lease.

     R14. Landlord's Lien. Provided Tenant is not in default of its obligations
          ---------------
under this Lease beyond any applicable notice and cure periods and provided Tenant has not (other than to an Affiliate of Tenant) assigned this Lease or sublet all of the Demised Premises and is itself in occupation and conducting business in the Demised Premises, Landlord agrees, upon written request of Tenant, to subordinate its rights to enforce its Landlord's Lien on Tenant's furniture, fixtures and equipment to the extent they constitute Tenant's Property under this Lease to the rights of Tenant's secured lender to enforce its lien thereon, provided such lender is a banking institution or recognized commercial lender, licensed or authorized to do business in New Jersey, is not a Tenant Affiliate, and holds a perfected security interest in such Tenant's Property (herein a " Tenant's Lender"). Tenant's Lender shall have rights only to Tenant's Property that can be removed without damage to the Demised Premises
or the Building.   Tenant's Lender may, upon prior written notice to Landlord, remove such Tenant's Property from the Premises at any time while Tenant has legal possession of the Demised Premises or within fifteen (15) days after termination of this Lease, provided Tenant's Lender first pays Landlord all Rent due under the Lease (as defined therein) for such period, time being of the essence in connection with the preceding obligations of Tenant's Lender. Tenant's Lender shall be responsible for paying the cost of repairing any damage to the Demised Premises and the Building in which its collateral is located resulting from the removal of any such Tenant's Property or the acts, omissions or negligence of Tenant's Lender or its agents or representatives, and shall leave the Demised Premises in broom clean condition. As a condition to the subordination provided herein, Tenant's Lender shall indemnify and hold harmless Landlord and its Superior Lessors and Superior

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

Mortgagees against all loss, damage, costs, claims, suits, liabilities and expenses, including but not limited to reasonable attorney's fees arising from or in connection with the acts, omissions or negligence of Tenant's Lender or its agents or representatives or the enforcement or claim of such lien. Prior to removal of such Tenant's Property, Tenant's Lender shall provide Landlord with appropriate proof of its security interest therein and entitlement thereto, as well as proof of liability insurance in the amount of at least $5,000,000.00 covering such entry into the Premises and removal of Tenant's Property, and shall name Landlord and, at Landlord's request, any Superior Lessors and Superior Mortgagees as additional insureds. Nothing contained herein shall be deemed to be an assignment of this Lease or a consent to an assignment of the Lease.

         R15.  Mortgagee Approval.  Landlord shall use reasonable efforts to
               ------------------
obtain (i) a Non-Disturbance Agreement as provided in this Lease from the existing Mortgagee and (ii) a Non-Disturbance Agreement as provided in this Lease from the proposed Mortgagee having issued a loan commitment (i.e. Teachers Insurance and Annuity Association of America) (or, an agreement from such proposed Mortgagee to issue a Non-Disturbance Agreement upon closing of its mortgage loan) all in accordance with the provisions of Article 9 hereof.
Tenant shall, upon execution of this Lease execute and deliver to Landlord Superior Mortgage Non-Disturbance Agreements in the forms annexed hereto as Exhibit H. In the event said Mortgagees do not provide such agreements to Tenant by the date which is fourteen (14) days after the date hereof (the "Contingency Period"), Tenant shall have the right upon written notice to Landlord given not later than the expiration of the initial Contingency Period to either (i) terminate this Lease, or (ii) extend the Contingency Period for up to sixty (60) days, or (iii) waive the contingency contained herein for obtaining Non-Disturbance Agreements. If Tenant does not exercise its right under this Paragraph R15 to terminate this Lease by the expiration of the Contingency Period, as the same may be extended, such termination right shall be waived and be deemed null and void and of no further force or effect. Landlord agrees that it shall not offer the Demised Premises for lease to other prospective tenants during the pendency of the Contingency Period, as the same may be extended pursuant to this Paragraph R15.

         R16.  Recapture of Certain Grade Level Areas.  Landlord shall have the
               --------------------------------------
right, upon written notice to Tenant on or before the date which is forty-five days after the date hereof, to recapture either or both of the portions of the grade level portions of the Demised Premises outlined on Exhibit A annexed hereto and referred to thereon as "Area No. 2" and "Area No. 3" respectively, for use as building system areas, or mechanical rooms or food or convenience service areas, as the case may be, and upon the giving of such notice, the portion(s) of the grade level area of the Demised Premises identified in such notice shall be excluded from this Lease and the Floor Space of the Demised Premises shall be reduced to reflect such exclusion. Landlord will erect demising walls with respect to the grade level portions of the Demised Premises as part of Landlord's Work. Area No. 2 shall contain not more than 1500 square feet of usable space and that Area No. 3 shall contain not more than 2000 square feet of usable space.

     R17.  Tenant Use of Temporary Power.  Landlord agrees to provide Tenant
           -----------------------------
with

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

non-exclusive access to the Landlord's temporary power and or Building power when available for the performance of Tenant's Work, during normal Business Hours, after the commencement of Tenant's Work, after the Tenant Possession Date; provided, however, that the use of such temporary power or Building power for the performance of Tenant's Work shall be at no cost or expense to Tenant (except that Tenant shall reimburse Landlord for Landlord's actually incurred costs due to the operation of any HVAC by Tenant and for Landlord's costs in connection with any standby steam fitter or electrician required as the result of Tenant's usage thereof).

     R18.  Access to Premises.  (a)  Notwithstanding anything to the contrary
           ------------------
contained in Sections 5.04, 7.02, 17.03, 21.04 or 24.04 of this Lease, Tenant shall not be required by Landlord to vacate Tenant's Data Center (as hereinafter defined) or be denied access thereto by reason of the rights reserved to Landlord under said sections, except in cases of bona fide emergency, and then only to the minimum extent necessary. For the purposes hereof "Data Center" shall mean that certain portion of the Demised Premises located on the sixth floor containing Tenant's primary computer data facility, as more particularly shown on Exhibit O hereto.

  (b) In the event that Tenant is denied access to or is unable to utilize (i) the Data Center, or (ii) five (5%) percent or more of the Demised Premises, for three (3) consecutive Business Days or more, by reason of the rights reserved to Landlord under the sections identified in subsection (a) of this Paragraph R18, then Rent shall be abated on the Demised Premises or the portions thereof to which Tenant has been denied access or is unable to utilize until the earlier to occur of (x) the date such access is restored; or (y) the Tenant reoccupies such space.

  R19.  Restoration.  Landlord and Tenant agree that the bonding and approval
        -----------
provisions of Section 15.01 of this Lease shall not apply to Tenant's Work with respect to Tenant's initial installation preparatory to Tenant's initial use and occupancy of the Demised Premises and that the provisions of Article 5 hereof and the applicable provisions of this Rider shall govern with respect thereto. Upon expiration or earlier termination of this Lease, Tenant shall not be required to remove any such items installed as part of Tenant's Work with respect to Tenant's initial installation, except that Tenant shall, at Landlord's option, be required to remove any equipment or fixtures installed with respect to Tenant's Data Center (excluding the rooftop cooling tower) and the Tenant stairwell as provided in Paragraph R13 of this Lease.

  R20.  Signage.  Tenant shall be permitted to erect signage comparable in size,
        -------
location and prominence with the signage any other tenant is allowed in the ground floor and elevator lobbies, subject to Landlord's approval of Tenant's signage plans with respect thereto, which approval shall not be unreasonably withheld or delayed. Tenant shall be permitted a window sign and interior sign in Tenant's ground floor space, subject to Landlord's approval of Tenant's signage plans with respect thereto, which approval shall not be unreasonably withheld or delayed.

R21.  Hazardous Materials. With respect to the Building and the Land, Tenant
      -------------------
shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active substance the release of which poses a material risk or material detriment to life or property, or other hazardous substances or hazardous materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the standards prevailing for office management and use for the storage and use of such substances or materials, nor allow to be brought into the Building or the Land any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., any applicable state or local laws and the regulations adopted under these acts. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from an release of hazardous materials on the premises if caused by Tenant or persons acting under Tenant occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the lease term.

  R22.  Superior Mortgagee Excess Amount.  Notwithstanding anything contained in
        --------------------------------
Article 11 of this Lease to the contrary, in the event Teachers Insurance and Annuity Association (herein "Teachers") becomes a Superior Mortgagee, pursuant to the proposed mortgage loan TIAA APPL. #NJ01659M-0004532 and Teachers or its successor or assigns becomes a Successor Landlord hereunder as the result of a foreclosure of such mortgage or a granting of a deed in lieu thereof, the third paragraph of Section 11.01 of this Lease with respect to the Excess Amount shall be deemed to be amended to provide that the references to fifty percent (50%) referred to therein shall be changed to twenty-five percent (25%) and the second sentence of such third paragraph with respect to the credit against such Excess Amount shall be deemed to be deleted.

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

          IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Rider as of the day and year first above written.


                              (Landlord)
                              90 Hudson Street L.L.C., a New Jersey limited liability company
                              By: Hartz Mountain Industries, Inc., a New York corporation, its managing member


                              By:
                                 -----------------------------------
                                    Name:  Irwin A. Horowitz
                                    Title: Executive Vice President


                              (Tenant)
                              National Discount Brokers Group, Inc.,
                                    A Delaware corporation


                              By:
                                 -----------------------------------
                                    Name:
                                    Title:

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